UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held September 25, 2006

To Our Stockholders:

We cordially invite you to attend the 2006 annual meeting of FedEx’s stockholders. The meeting will take place in the Tennessee Grand Ballroom at the Hilton Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee 38120, on Monday, September 25, 2006, at 10:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.                Elect fourteen directors, each for a term of one year;

2.                Approve the adoption of amendments to FedEx’s Certificate of Incorporation and Bylaws to eliminate all supermajority voting requirements;

3.                Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2007;

4.                Act upon two stockholder proposals, if properly presented at the meeting; and

5.                Transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on July 31, 2006 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

CHRISTINE P. RICHARDS
Secretary
August 14, 2006

HOW TO VOTE: Please complete, date, sign and return the accompanying proxy card or voting instruction card, or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in the United States.

REDUCE MAILING COSTS: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of FedEx common stock as of the record date, and a valid, government-issued photo identification. The indicated portion of your proxy card or voting instruction card will serve as your admission ticket. If you are a registered stockholder and receive your proxy materials through the Internet, you should follow the instructions provided to print a paper admission ticket.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

2006 PROXY STATEMENT

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FedEx Corporation

942 South Shady Grove Road
Memphis, Tennessee 38120

2006 PROXY STATEMENT

FedEx’s Board of Directors is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2006 Annual Meeting of Stockholders. The meeting will take place in the Tennessee Grand Ballroom at the Hilton Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee 38120, on Monday, September 25, 2006, at 10:00 a.m. local time. At the meeting, stockholders will vote on the election of fourteen directors, the adoption of amendments to FedEx’s Certificate of Incorporation and Bylaws to remove all supermajority voting requirements, the ratification of FedEx’s independent registered public accounting firm and, if properly presented at the meeting, two stockholder proposals. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Christine P. Richards, FedEx’s Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2006, which includes FedEx’s fiscal 2006 audited financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about August 14, 2006.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

•                    elect fourteen directors, each for a term of one year;

•                    approve the adoption of amendments to FedEx’s Certificate of Incorporation and Bylaws to remove all supermajority voting provisions;

•                    ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•                    act on two stockholder proposals, if properly presented.

Stockholders also will transact any other business that may properly come before the meeting. Members of FedEx’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is July 31, 2006. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 306,533,291 shares of FedEx common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank, brokerage firm or other nominee, it will nevertheless be entitled to vote your shares in its discretion on the election of directors (Proposal 1), the amendments to the Certificate of Incorporation and Bylaws to eliminate all supermajority voting provisions (Proposal 2) and the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the record holder will not be permitted, however, to vote your shares on the adoption of the two stockholder proposals (Proposals 4 and 5) and your shares will be considered “broker non-votes” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

1.   YOU MAY VOTE BY MAIL.   If you properly complete, sign and date the accompanying proxy card or voting instruction card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2.   YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET.   If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 24, 2006.

If your shares are held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services, which offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

3.   YOU MAY VOTE IN PERSON AT THE MEETING.   If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name who wishes to vote at the meeting, you will need to obtain a legal proxy from your record holder and bring it with you to the meeting.

How do I vote my shares held in a FedEx benefit plan?

If you own shares of FedEx common stock through a FedEx or subsidiary benefit plan, you can direct the trustee or the record holder to vote the shares held in your account in accordance with your instructions by completing the proxy card and returning it in the enclosed envelope or by registering your instructions via the Internet or telephone as directed on the proxy card. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. In order to instruct a plan trustee or record holder on the voting of shares held in your account, your instructions must be received by September 20, 2006. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the shares for which voting instructions have been received.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” You also must bring a valid, government-issued photo identification, such as a driver’s license or a passport. If you received your proxy materials through the Internet, you should follow the instructions provided to print a paper admission ticket.

If your shares are held in street name, you must bring the indicated portion of your voting instruction card. Alternatively, you may bring other proof of ownership, such as your most recent brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote:

•                    by submitting a valid, later-dated proxy card or a later-dated vote by telephone or on the Internet (the latest-dated, properly completed proxy that you submit, whether by mail, by telephone or on the Internet, will count as your vote); or

•                    by giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

If your shares are held in street name, you should contact your bank, brokerage firm or other nominee and follow its procedures for changing your voting instructions. You may also vote in person at the meeting if you obtain a legal proxy from your record holder.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

•                    required by law;

•                    you expressly request disclosure on your proxy; or

•                    there is a proxy contest.

Who will count the votes?

FedEx’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•                    FOR the election of the fourteen nominees to the Board of Directors;

•                    FOR the adoption of the amendments to FedEx’s Certificate of Incorporation and Bylaws to remove all supermajority voting provisions;

•                    FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•                    AGAINST each of the stockholder proposals.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•                    FOR the election of the fourteen nominees to the Board of Directors;

•                    FOR the adoption of the amendments to FedEx’s Certificate of Incorporation and Bylaws to remove all supermajority voting provisions;

•                    FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•                    AGAINST each of the stockholder proposals.

Will any other business be conducted at the meeting?

FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the fourteen nominees as directors. This means that the fourteen nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to adopt the amendments to FedEx’s Certificate of Incorporation and Bylaws?

The adoption of the amendments to FedEx’s Certificate of Incorporation and Bylaws requires the affirmative vote of at least 80% of the shares of FedEx common stock outstanding on the record date.

How many votes are required to ratify the appointment of FedEx’s independent registered public accounting firm?

The ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve each of the stockholder proposals?

If properly presented at the meeting, approval of each stockholder proposal requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Absent instructions from you, your broker may not vote your shares on the adoption of the two stockholder proposals (Proposals 4 and 5). A broker non-vote with respect to these proposals will not affect their outcome.

Your broker will be entitled to vote your shares in its discretion on the election of directors (Proposal 1), the adoption of the amendments to FedEx’s Certificate of Incorporation and Bylaws to eliminate all supermajority voting provisions (Proposal 2) and the ratification of the appointment of the independent registered public accounting firm (Proposal 3), without your voting instructions on these items.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director or nominee, each named executive officer included in the Summary Compensation Table on page 21 and all directors, nominees and executive officers as a group, as of July 31, 2006. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares(1)	Percent of Class(2)
Frederick W. Smith	19,342,020	(3)	2,825,000	7.17%
James L. Barksdale	46,800	(4)	18,400	*
August A. Busch IV	4,000		21,750	*
John A. Edwardson	2,250		26,400	*
Judith L. Estrin	18,000		66,400	*
J. Kenneth Glass	5,000		18,400	*
Philip Greer	77,812	(5)	66,400	*
J.R. Hyde, III	103,600	(6)	66,400	*
Shirley A. Jackson	7,000		28,400	*
Steven R. Loranger	–		–	–
Charles T. Manatt	5,000		11,400	*
Joshua I. Smith	2,573		32,200	*
Paul S. Walsh	7,500		42,400	*
Peter S. Willmott	143,690		42,400	*
David J. Bronczek	112,704	(7)	415,856	*
T. Michael Glenn	183,293	(8)	267,731	*
Alan B. Graf, Jr.	196,301	(9)	317,731	*
Daniel J. Sullivan	133,125	(10)	71,612	*
All directors, nominees and executive officers as a group (22 persons)	20,528,237	(11)	4,720,793	8.11%

*                    Less than 1% of FedEx’s outstanding common stock.

(1)            Reflects the number of shares that can be acquired at July 31, 2006 or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(2)            Based on 306,533,291 shares outstanding on July 31, 2006.

(3)            Includes 14,991,889 shares owned by Mr. Smith, 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company, 736 shares owned by Mr. Smith’s spouse and 205,856 shares held in trust for the benefit of Mr. Smith’s children. Regions Morgan Keegan Trust, FSB, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock and Mr. Smith owns 45% directly. Also includes 2,259 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4)            Includes 2,000 shares held in a managed account of which Mr. Barksdale is trustee and 44,800 shares held in other managed accounts.

(5)            Excludes 36,784 shares owned by members of Mr. Greer’s family, as to which Mr. Greer disclaims beneficial ownership, and includes 37,312 shares owned by Greer Investment Partners II, L.P. Mr. Greer disclaims beneficial ownership of the shares owned by the partnership except to the extent of his pecuniary interest therein.

(6)            Includes 11,600 shares owned by family trusts.

(7)            Includes 657 shares held in FedEx’s retirement savings plan.

(8)            Includes 88,750 shares owned by Glenn Family Partners, L.P. Mr. Glenn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 539 shares held in FedEx’s retirement savings plan.

(9)            Includes 7,400 shares owned by a family trust and 421 shares held in FedEx’s retirement savings plan.

(10)     Includes 25,398 shares held in a 401(k) plan and 30,512 stock units held in deferred compensation plans. These stock units are payable in shares of FedEx common stock on a one-for-one basis.

(11)     Includes an aggregate 31,509 stock units held in deferred compensation plans. These stock units are payable in shares of FedEx common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from certain reporting persons that no additional reports were required, FedEx believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended May 31, 2006.

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2006.

	Amount and Nature of Beneficial Ownership		Percent of Class
Marsico Capital Management, LLC	23,529,491	(1)	7.71%
1200 17th Street, Suite 1600 Denver, Colorado 80202
PRIMECAP Management Company	21,776,307	(2)	7.13%
225 South Lake Avenue, Suite 400 Pasadena, California 91101
Dodge & Cox	21,744,514	(3)	7.12%
555 California Street, 40th Floor San Francisco, California 94014

(1)            Marsico Capital Management, LLC, a registered investment advisor, had sole voting power over 19,415,646 shares and sole investment power over all 23,529,491 shares.

(2)            PRIMECAP Management Company, a registered investment advisor, had sole voting power over 3,837,182 shares and sole investment power over all 21,776,307 shares.

(3)            Dodge & Cox, a registered investment advisor, had sole voting power over 20,322,822 shares and sole investment power over all 21,744,514 shares.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

In furtherance of its longstanding goals of providing effective governance of FedEx’s business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board of Directors has adopted Corporate Governance Guidelines, charters for its Audit, Compensation and Nominating & Governance Committees and a Code of Business Conduct & Ethics for directors, officers and employees of FedEx. Each of these documents is available, free of charge, in print to any stockholder who requests it and in the corporate governance section of the Investor Relations page of our Web site at http://www.fedex.com/us/investorrelations/corpgov. The information on FedEx’s Web site, however, is not incorporated by reference in, and does not form part of, this proxy statement.

Director Independence

The Board of Directors has determined that all of its current members, as well as Steven R. Loranger, are independent and meet the independence requirements of the New York Stock Exchange and the Board’s standards for determining director independence, except for Frederick W. Smith and J.R. Hyde, III. Mr. Smith is FedEx’s Chairman of the Board, President and Chief Executive Officer. Mr. Hyde has an ownership interest in HOOPS, L.P., with which FedEx has a relationship. For more information, please see page 15, “Certain Relationships and Related Transactions – Transactions with Management and Other Relationships.” The Board’s standards for determining director independence are included in FedEx’s Corporate Governance Guidelines and are attached to this proxy statement as Appendix A.

Each member of the Audit, Compensation and Nominating & Governance Committees meets the applicable independence requirements of the New York Stock Exchange.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert as such term is defined in Item 401(h)(2) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Director Mandatory Retirement

A director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 72. There are no directors retiring under this provision at the annual meeting.

Stock Ownership Goal for Directors and Senior Officers

In order to further align the interests of our directors and senior officers with those of FedEx’s stockholders, the Board of Directors has established a goal that (i) within three years after joining the Board, each non-management director own FedEx shares valued at three times his or her annual retainer fee, and (ii) within four years after being appointed to his or her position, each member of senior management own a certain number of FedEx shares (the number of shares depends on the officer’s position). For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of July 31, 2006, each of the directors and each of the seven officers who had been a FedEx executive officer for over four years owned sufficient shares to comply with this goal.

Policy Statement on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Corporate Governance Guidelines.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management present at least twice annually at regularly scheduled executive sessions. At least once a year, such meetings include only the independent members of the Board. The Chairman of the Nominating & Governance Committee presides over meetings of the non-employee and independent directors.

Communications with Directors

You may communicate directly with any member or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Nomination of Director Candidates

The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth below, and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see page 57, “Additional Information – Stockholder Proposals for 2007 Annual Meeting.”

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating & Governance Committee considers potential candidates for director, which may come to the attention of the Nominating & Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating & Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management or other sources.

If the Nominating & Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating & Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate’s qualifications and character. In its evaluation of potential director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the current size, composition and needs of the Board of Directors and each of its committees.

Candidates nominated for election or reelection to the Board of Directors must possess the following minimum qualifications:

•                    The highest level of personal and professional ethics, integrity and values;

•                    An inquiring and independent mind;

•                    Practical wisdom and mature judgment;

•                    Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•                    Expertise that is useful to FedEx and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•                    Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•                    Commitment to serve on the Board for several years to develop knowledge about FedEx’s business;

•                    Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•                    Involvement only in activities or interests that do not conflict with the director’s responsibilities to FedEx and its stockholders.

In addition, it is expected that the following qualities or skills be possessed by one or more of FedEx’s Board members: transportation industry experience; international experience; financial expertise; marketing expertise; technological expertise; and government experience.

Steven R. Loranger is the only nominee who is not an executive officer of FedEx or a current director standing for reelection. Frederick W. Smith, FedEx’s Chairman of the Board, President and Chief Executive Officer, and Peter S. Willmott, Chairman of the Nominating & Governance Committee, recommended Mr. Loranger as a nominee for election at the annual meeting.

The Nominating & Governance Committee has engaged a third-party executive search firm to assist in identifying potential board candidates, including Mr. Loranger.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

During fiscal 2006, the Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board and any committees on which he or she served.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the FedEx Web site at http://ir.fedex.com/governance/committeechar.cfm. Committee memberships are as follows:

Information Technology
Audit Committee	Oversight Committee
John A. Edwardson (Chairman)	Judith L. Estrin (Chairwoman)
J. Kenneth Glass	James L. Barksdale
Joshua I. Smith	J.R. Hyde, III
Peter S. Willmott	Shirley A. Jackson

Nominating &
Compensation Committee	Governance Committee
Philip Greer (Chairman)	Peter S. Willmott (Chairman)
James L. Barksdale	J. Kenneth Glass
August A. Busch IV	Shirley A. Jackson
Charles T. Manatt
Paul S. Walsh

The Board of Directors has approved reconstituting the committees so that, immediately following the annual meeting, if all of the director nominees are elected, committee memberships will be as follows:

Information Technology
Audit Committee	Oversight Committee
John A. Edwardson (Chairman)	Judith L. Estrin (Chairwoman)
Steven R. Loranger	James L. Barksdale
Joshua I. Smith	J.R. Hyde, III
Peter S. Willmott	Shirley A. Jackson

Nominating &
Compensation Committee	Governance Committee
Philip Greer (Chairman)	Peter S. Willmott (Chairman)
August A. Busch IV	James L. Barksdale
J. Kenneth Glass	J. Kenneth Glass
Charles T. Manatt	Shirley A. Jackson
Paul S. Walsh

The Audit Committee, which held ten meetings during fiscal 2006, performs the following functions:

•                    oversees the independent registered public accounting firm’s qualifications, independence and performance;

•                    assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements; (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting; (iii) the performance of the internal auditors; and (iv) FedEx’s compliance with legal and regulatory requirements; and

•                    preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm.

The members of the Audit Committee meet all independence and qualification requirements of the New York Stock Exchange. The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert.

The Compensation Committee, which held six meetings during fiscal 2006, performs the following functions:

•                    evaluates the performance and recommends to the independent members of the Board the compensation of FedEx’s Chairman of the Board, President and Chief Executive Officer;

•                    discharges the Board’s responsibilities relating to the compensation of executive management; and

•                    oversees the administration of FedEx’s equity compensation plans and employee benefit and fringe-benefit plans and programs.

The members of the Compensation Committee meet all independence requirements of the New York Stock Exchange.

The Information Technology Oversight Committee, which held six meetings during fiscal 2006, performs the following functions:

•                    appraises major information technology (“IT”) related projects and technology architecture decisions;

•                    ensures that FedEx’s IT programs effectively support FedEx’s business objectives and strategies; and

•                    advises FedEx’s senior IT management team and the Board of Directors on IT related matters.

The Nominating & Governance Committee, which held six meetings during fiscal 2006, performs the following functions:

•                    identifies individuals qualified to become Board members;

•                    recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;

•                    recommends to the Board directors for appointment to Board committees; and

•                    assists the Board in developing and implementing effective corporate governance, compliance and ethics programs.

The members of the Nominating & Governance Committee meet all independence requirements of the New York Stock Exchange.

Attendance at Annual Meeting of Stockholders

FedEx expects all board members to attend annual meetings of stockholders. Each member of the Board of Directors attended the 2005 annual meeting of stockholders, except James L. Barksdale, who was appointed by the Governor of Mississippi to lead hurricane relief fundraising in Mississippi and was fulfilling such duties at the time of the 2005 annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

Messrs. Greer, Barksdale, Busch, Manatt and Walsh served on FedEx’s Compensation Committee during fiscal 2006. Mr. Barksdale is a former officer of FedEx Express (FedEx’s predecessor) and his employment with FedEx Express ended in 1992.

Transactions with Management and Other Relationships

In July 2005, FedEx Ground entered into a five-year lease for a FedEx Home Delivery facility near Milwaukee, Wisconsin. FedEx Ground has the option to extend the lease through September 30, 2012. Under the lease, which was amended in April 2006, FedEx Ground’s initial gross lease payments are $345,707 per year, which amount will increase to $361,369 per year after the third year of the lease. The gross lease payment includes taxes, common area maintenance and insurance up to a specified dollar amount per square foot, and any excess costs for such items are paid by FedEx Ground as additional rental. John A. Edwardson is a passive investor with an 11.67% ownership interest in the real estate development company that owns the facility.

J.R. Hyde, III and his wife together own approximately 13% of HOOPS, L.P., the owner of the NBA Memphis Grizzlies professional basketball team. Mr. Hyde, through one of his companies, also is the general partner of the minority limited partner of HOOPS. During fiscal 2002, FedEx entered into a multi-year, $90 million naming rights agreement with HOOPS. Under this agreement, FedEx has certain marketing rights, including the right to name the new arena where the Grizzlies play “FedExForum.” Pursuant to a separate agreement with HOOPS, the City of Memphis and Shelby County, FedEx has agreed to pay $2.5 million a year for the balance of the twenty-five year term of the agreement if HOOPS terminates its lease for the new arena after 17 years.

In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with the NFL Washington Redskins professional football team. Under this agreement, FedEx has certain marketing rights, including the right to name the Redskins’ stadium “FedExField.” In August 2003, Frederick W. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.

Mr. Smith’s son is employed by FedEx as a senior solutions analyst. His fiscal 2006 annual salary was $67,500.

David J. Bronczek’s brother is employed by FedEx as a senior sales account executive in Ohio. His fiscal 2006 annual salary and commissions were $67,895.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen members. All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders. The Board proposes that each of the thirteen current directors be reelected to the Board. In addition, the Board of Directors has nominated Steven R. Loranger for election as a director. Each of the directors elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2007 and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the fourteen nominees as directors. This means that the fourteen nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOURTEEN NOMINEES.

The following table sets forth, with respect to each nominee, his or her name, age, principal occupation and employment during at least the past five years, the year in which he or she first became a director of FedEx (or its predecessor, FedEx Express) and directorships held in other public companies.

NOMINEES FOR ELECTION TO THE BOARD

Director, Year First		Principal Occupation,
Elected as Director	Age	Business and Directorships
Frederick W. Smith 1971	61

Chairman, President and Chief Executive Officer of FedEx since January 1998; Chairman of FedEx Express since 1975; Chairman, President and Chief Executive Officer of FedEx Express from 1983 to January 1998; Chief Executive Officer of FedEx Express from 1977 to January 1998; President of FedEx Express from 1971 to 1975.

James L. Barksdale 1999	63

Chairman and President, Barksdale Management Corporation, an investment management company, since April 1999; Managing Partner, The Barksdale Group, a venture capital firm, since April 1999; President and Chief Executive Officer of Netscape Communications Corporation, a provider of software, services and Web site resources to Internet users, from January 1995 to March 1999; various senior management positions at FedEx Express from 1979 to 1992, including Executive Vice President and Chief Operating Officer. Former director of FedEx Express from 1983 to 1991. Director, Sun Microsystems, Inc. and Time Warner Inc.

August A. Busch IV 2003	42

President of Anheuser-Busch, Inc., a brewing organization, since July 2002; Vice President and Group Executive of Anheuser-Busch Companies, Inc. since August 2000; Group Vice President – Marketing of Anheuser-Busch, Inc. from August 2000 to July 2002; Vice President – Marketing & Wholesaler Operations of Anheuser-Busch, Inc. from November 1996 to August 2000.

John A. Edwardson 2003	57

Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, since January 2001; Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000; President and Chief Operating Officer of UAL Corporation, an airline, from 1995 to 1998. Director, CDW Corporation.

Judith L. Estrin 1989	51

President and Chief Executive Officer of Packet Design, LLC, an Internet technology company, since May 2000; Senior Vice President and Chief Technology Officer of Cisco Systems, Inc., a networking systems company, from April 1998 to April 2000; President and Chief Executive Officer of Precept Software, Inc., a computer software company, from March 1995 to April 1998. Director, The Walt Disney Company.

J. Kenneth Glass 2003	60

Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation (“First Horizon”) and First Tennessee Bank National Association (the “Bank”) since January 2004; President and Chief Executive Officer of First Horizon and the Bank since July 2002; President and Chief Operating Officer of First Horizon and the Bank from July 2001 to July 2002; President – Retail Financial Services of the Bank from April 1999 to July 2001; President – Retail Financial Services of First Horizon from April 2000 to July 2001; Executive Vice President of First Horizon from April 1999 to April 2000; President – Tennessee Banking Group of the Bank from January 1993 to April 1999. Director, First Horizon and GTx, Inc.

Philip Greer 1974	70

Managing Director, Greer Family Consulting and Investments, LLC, an investment management firm, since April 2002; Senior Managing Director of Weiss, Peck & Greer L.L.C., an investment management firm, from 1995 to April 2002; General Partner of Weiss, Peck & Greer from 1970 to 1995.

J.R. Hyde, III 1977	63

Chairman of AutoZone, Inc., an auto parts retail chain, since March 2005 and from May 1986 to March 1997; Chief Executive Officer of AutoZone, Inc. from May 1986 to December 1996; Chairman of GTx, Inc., a biopharmaceutical company specializing in serious men’s health issues, since March 2001; Chairman of Pittco Management, LLC, an investment management company, since January 1998; President of Pittco, Inc., an investment company, since April 1989. Director, AutoZone, Inc. and GTx, Inc.

Shirley A. Jackson 1999	60

President of Rensselaer Polytechnic Institute, a technological university, since July 1999; Chairwoman and Commissioner of the United States Nuclear Regulatory Commission from July 1995 to June 1999; Commissioner of the United States Nuclear Regulatory Commission from May 1995 to July 1995. Director, International Business Machines Corporation, Marathon Oil Corporation, Medtronic, Inc., NYSE Group, Inc. and Public Service Enterprise Group Incorporated.

Steven R. Loranger (New Nominee)	54

Chairman of the Board, President and Chief Executive Officer of ITT Corporation, a global multi-industry engineering and manufacturing company, since December 2004; President and Chief Executive Officer of ITT Corporation from June 2004 to December 2004; Executive Vice President and Chief Operating Officer of Textron, Inc., a global aircraft, industrial and finance company, from 2002 to 2004; various executive positions at Honeywell International Inc. (and its predecessor, AlliedSignal, Inc.), a technology and manufacturing company, from 1981 to 2002, including President and Chief Executive Officer of its Engines, Systems and Services divisions. Director, ITT Corporation.

Charles T. Manatt 2004	70

Partner and co-founder of Manatt, Phelps & Phillips, LLP, a diversified law firm, since 1965; Co-Chair of ManattJones Global Strategies LLC, a global consulting firm providing international business, government and public affairs strategies and solutions, since October 2001; U.S. Ambassador to the Dominican Republic from 1999 to 2001. Former director of FedEx from 1989 to 1999.

Joshua I. Smith 1989	65

Chairman and Managing Partner, Coaching Group, LLC, a consulting firm, since June 1998; Vice Chairman and President of iGate, Inc., a broadband networking company, from June 2000 to June 2001. Director, The Allstate Corporation and Caterpillar Inc.

Paul S. Walsh 1996	51

Chief Executive Officer of Diageo plc, a beverage company, since September 2000; Group Chief Operating Officer of Diageo plc from January 2000 to September 2000; Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from April 1996 to January 2000; Chief Executive Officer of The Pillsbury Company from January 1992 to April 1996. Director, Centrica plc and Diageo plc.

Peter S. Willmott 1974	69

Chairman and Chief Executive Officer of Willmott Services, Inc., a retail and consulting firm, since June 1989; Interim President and Chief Executive Officer of Fleming Companies, Inc., a wholesale distributor of consumable goods, from March 2003 to August 2003 (Fleming Companies, Inc. filed for reorganization in federal bankruptcy court in April 2003); Chief Executive Officer and President of Zenith Electronics Corporation, an electronics manufacturing company, from July 1996 to January 1998; various senior management positions at FedEx Express from 1974 to 1983, including President and Chief Operating Officer.

DIRECTORS’ COMPENSATION

Outside Directors’ Compensation

Beginning in July 2006, non-employee (outside) directors will be paid:

•                    a quarterly retainer of $18,750;

•                    $2,000 for each in-person Board meeting attended;

•                    $1,000 for each telephonic Board meeting attended;

•                    $1,750 for each in-person committee meeting attended, other than for the Audit Committee;

•                    $875 for each telephonic committee meeting attended, other than for the Audit Committee;

•                    $2,000 for each in-person Audit Committee meeting attended; and

•                    $1,000 for each telephonic Audit Committee meeting attended.

Directors who attend an in-person Board or committee meeting telephonically will be paid 75% of the applicable in-person meeting fee.

Committee chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees will be paid an additional annual fee of $12,000. The Audit Committee chairperson will be paid an additional annual fee of $20,000. Each outside director who is elected at the annual meeting also will receive a stock option for 4,400 shares of common stock on the date of the 2006 annual meeting. Any outside director appointed to the Board after the 2006 annual meeting will receive a stock option for 4,400 shares of common stock upon his or her appointment. Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

Outside directors are provided or reimbursed for travel (including spousal travel for certain meetings) and lodging and are reimbursed for other customary out-of-pocket expenses incurred in attending Board, committee and stockholder meetings. In addition, outside directors have FedEx Express and FedEx Ground discount shipping privileges and discount service privileges at FedEx Kinko’s on the same basis as provided generally to employees.

FedEx invited Board members’ spouses to travel with the directors to attend a Board meeting held in Shanghai during fiscal 2006. In connection with this meeting, FedEx paid spousal air travel expenses for Philip Greer ($12,552), Dr. Shirley A. Jackson ($12,155) and Charles T. Manatt ($1,981).

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other public companies of comparable size. Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

At its July 1997 meeting, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). This plan is unfunded and any benefits under the plan are payable out of the assets of FedEx as a general, unsecured obligation of FedEx.

Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. In general, each outside director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of FedEx next following the date of termination of his or her directorship or the date such director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside director at the time the plan was frozen. Each outside director then serving on the Board who was not yet vested (two directors) will now receive a benefit equal to 10% for each year of service up to the date the plan was frozen. The remaining outside directors will receive their benefits based on their years of service and annual retainer at the time the plan was frozen. Once all benefits are paid from the plan, it will be terminated.

Charles T. Manatt was elected to the Board of Directors at the 2004 annual meeting of stockholders. Mr. Manatt previously served as a director of FedEx (and its predecessor, FedEx Express) from 1989 until his resignation in December 1999 to become the United States Ambassador to the Dominican Republic. In accordance with the terms of the plan, Mr. Manatt is paid a retirement benefit of $36,000 per year, payable in quarterly installments. The payments to Mr. Manatt under this plan will end in December 2009 unless Mr. Manatt elects, in accordance with the terms of the plan, to be paid a lump sum amount for the remaining installments.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid to FedEx’s chief executive officer and its four other most highly compensated executive officers for services rendered in all capacities during the fiscal year ended May 31, 2006 and each of the previous two fiscal years.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)(2)	Shares Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(3)
Frederick W. Smith	2006	1,320,383	2,679,147	1,250,664	–	250,000	3,375,000	13,725
Chairman, President and	2005	1,276,479	3,343,376	1,049,342	–	325,000	3,000,000	10,989
Chief Executive Officer	2004	1,238,567	2,647,756	1,029,636	–	250,000	1,192,500	8,794
David J. Bronczek	2006	877,588	1,196,892	578,949	712,591	45,900	1,500,000	7,348
President and Chief Executive	2005	848,244	1,678,508	551,435	631,527	51,000	1,500,000	6,367
Officer – FedEx Express	2004	823,302	1,309,306	529,544	664,908	85,000	715,500	5,232
Alan B. Graf, Jr.	2006	778,137	994,460	517,164	554,218	34,425	1,125,000	7,321
Executive Vice President and	2005	752,118	1,310,286	378,133	491,170	38,250	1,125,000	6,289
Chief Financial Officer	2004	729,925	1,073,826	364,588	498,681	65,000	596,250	5,793
Daniel J. Sullivan(4)	2006	869,271	872,425	465,887	475,031	22,950	900,000	13,937
President and Chief Executive	2005	840,200	1,144,778	370,990	420,991	25,500	900,000	13,509
Officer – FedEx Ground	2004	815,412	858,275	394,034	443,272	37,500	477,000	12,779
T. Michael Glenn	2006	724,983	926,530	458,910	554,218	34,425	1,125,000	7,391
Executive Vice President,	2005	700,891	1,216,985	442,674	491,170	38,250	1,125,000	5,830
Market Development and	2004	680,062	1,000,471	441,766	498,681	65,000	596,250	4,837
Corporate Communications

(1)            Includes (a) tax reimbursement payments and (b) the aggregate incremental cost to FedEx of providing perquisites.

(a)           Tax Reimbursement Payments. The amounts shown include tax reimbursement payments relating to restricted stock awards (other than with respect to Mr. Smith, who did not receive any restricted stock awards during the last three fiscal years), certain perquisites and umbrella insurance premiums paid by FedEx on behalf of each named executive officer. Tax reimbursement payments were as follows:

	F.W. Smith	D.J. Bronczek	A.B. Graf, Jr.	D.J. Sullivan	T.M. Glenn
2006	$163,198	$478,315	$369,815	$339,464	$369,969
2005	134,147	410,043	308,782	306,412	319,052
2004	132,290	427,256	310,003	333,559	310,558

(b)          Perquisites. Personal use of corporate aircraft is valued based on the aggregate incremental cost to FedEx on a fiscal-year basis. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, on-board catering, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation. In addition, the incremental cost to FedEx is reduced by the amount that a named executive officer reimbursed FedEx for a portion of his personal use of corporate aircraft.

FedEx has a written policy that sets forth guidelines and procedures regarding the personal use of corporate aircraft by FedEx executive officers and other employees. Pursuant to FedEx’s executive security policy, Mr. Smith is required to use FedEx corporate aircraft for personal and business travel. Accordingly, personal travel on corporate aircraft by Mr. Smith and by his family members and guests who accompany him is not subject to a cap or other restriction on usage. Personal travel on FedEx corporate aircraft by Mr. Smith’s family members and guests who were not accompanied by Mr. Smith was subject, however, to a $300,000 cap during fiscal 2006. Personal travel on FedEx corporate aircraft by the other named executive officers and their family and guests is subject to a $100,000 cap per fiscal year. For purposes of the caps on personal travel under the policy, the value of personal travel on corporate aircraft is based on the aggregate incremental cost to FedEx as described above.

Pursuant to FedEx’s policy on personal use of corporate aircraft, FedEx reimburses Mr. Smith for taxes relating to imputed income for his personal travel and the personal travel of his family members and guests who accompany him. FedEx does not reimburse Mr. Smith, however, for any taxes with respect to imputed income for personal travel by his family members and guests who do not travel with him. FedEx reimburses the other named executive officers for taxes relating to imputed income for certain business-related travel on corporate aircraft by their spouses or adult guests, but does not reimburse them for taxes on imputed income for any personal travel on corporate aircraft.

Pursuant to FedEx’s executive security policy, the named executive officers are provided personal security and other services, including home security systems and monitoring.

The perquisites that exceeded 25% of each executive’s total perquisites for the year or years indicated were as follows:

F.W. Smith: (1) Personal security and other services – $516,563, $486,241 and $528,332 for 2006, 2005 and 2004, respectively; and (2) personal use of corporate aircraft – $316,448, $258,730 and $271,320 for 2006, 2005 and 2004, respectively.

D.J. Bronczek: (1) Personal use of corporate aircraft – $74,383, $75,907 and $36,373 for 2006, 2005 and 2004, respectively; and (2) Memphis Grizzlies season tickets – $39,613 and $38,254 for 2005 and 2004, respectively.

A.B. Graf, Jr.: (1) Personal use of corporate aircraft – $99,763, $41,049 and $21,863 for 2006, 2005 and 2004, respectively; (2) financial counseling and tax preparation services – $38,077 for 2006; and (3) personal security and other services – $18,516 for 2005.

D.J. Sullivan: (1) Personal use of corporate aircraft – $77,123, $26,778 and $18,931 for 2006, 2005 and 2004, respectively; and (2) financial counseling and tax preparation services – $42,050, $25,050 and $27,750 for 2006, 2005 and 2004, respectively.

T.M. Glenn: (1) Personal use of corporate aircraft – $61,873 for 2006; (2) Memphis Grizzlies season tickets – $39,613 and $38,254 for 2005 and 2004, respectively; and (3) imputed interest in connection with an interest-free demand loan – $47,203 for 2004.

(2)            The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 2006, the number and value of the aggregate restricted stock holdings of the named executive officers were as follows:

Name	Number of Shares Held	Value ($)
F.W. Smith	–	–
D.J. Bronczek	21,789	2,380,884
A.B. Graf, Jr.	16,726	1,827,650
D. J. Sullivan	14,526	1,587,256
T.M. Glenn	16,726	1,827,650

Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The restrictions on the shares held by the named executive officers lapse as follows:

D.J. Bronczek: 9,431 shares in fiscal 2007; 6,431 shares in fiscal 2008; 3,951 shares in fiscal 2009; and 1,976 shares in fiscal 2010.

A.B. Graf, Jr.: 7,183 shares in fiscal 2007; 4,933 shares in fiscal 2008; 3,073 shares in fiscal 2009; and 1,537 shares in fiscal 2010.

D.J. Sullivan: 14,526 shares in fiscal 2007. In connection with Mr. Sullivan’s expected retirement effective January 5, 2007, the vesting of his restricted shares will be accelerated in accordance with the terms of FedEx’s restricted stock plans.

T.M. Glenn: 7,183 shares in fiscal 2007; 4,933 shares in fiscal 2008; 3,073 shares in fiscal 2009; and 1,537 shares in fiscal 2010.

Holders of restricted shares are entitled to receive any dividends paid on such shares.

(3)            The amounts shown for each named executive officer include umbrella insurance premiums paid on each officer’s behalf of $3,083, $2,805 and $2,250 for 2006, 2005 and 2004, respectively. The amounts shown also include the following:

F.W. Smith: Taxable excess life insurance benefits of $10,642, $8,184 and $6,544 for 2006, 2005 and 2004, respectively.

D.J. Bronczek: (a) A $500 matching contribution under the FedEx 401(k) plan; and (b) taxable excess life insurance benefits of $3,765, $3,062 and $2,482 for 2006, 2005 and 2004, respectively.

A.B. Graf, Jr.: (a) A $500 matching contribution under the FedEx 401(k) plan; and (b) taxable excess life insurance benefits of $3,738, $2,984 and $3,043 for 2006, 2005 and 2004, respectively.

D. J. Sullivan: (a) Matching contributions under the FedEx Ground 401(k) plan of $7,500, $7,350 and $7,175 for 2006, 2005 and 2004, respectively; and (b) taxable excess life insurance benefits of $3,354.

T.M. Glenn: (a) A $500 matching contribution under the FedEx 401(k) plan; and (b) taxable excess life insurance benefits of $3,808, $2,525 and $2,087 for 2006, 2005 and 2004, respectively.

(4)            Mr. Sullivan has announced that he will retire effective January 5, 2007. In connection with Mr. Sullivan’s retirement, he and FedEx Ground have entered into a consulting agreement, which is discussed under the caption “Consulting Agreement and Non-Competition Agreement – Consulting Agreement” on page 31.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock option grants under FedEx’s stock option plans made during the fiscal year ended May 31, 2006 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and FedEx’s future performance and prospects. Consequently, there can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Shares	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise or		of Stock Price Appreciation
	Options	Employees in	Base Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/Sh)*	Date	5% ($)	10% ($)
F.W. Smith	250,000	7.67	89.70	6/1/2015	14,102,962	35,739,675
D.J. Bronczek	45,900	1.41	89.70	6/1/2015	2,589,304	6,561,804
A.B. Graf, Jr.	34,425	1.06	89.70	6/1/2015	1,941,978	4,921,353
D.J. Sullivan	22,950	0.70	89.70	6/1/2015	1,294,652	3,280,902
T.M. Glenn	34,425	1.06	89.70	6/1/2015	1,941,978	4,921,353

*                    The exercise price of the options granted to the individuals shown above was the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) at the date of grant. The options granted are subject to a vesting schedule as follows: 25% after one year from date of grant; 50% after two years; 75% after three years; and 100% after four years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During fiscal 2006, options for a total of 3,259,335 shares were granted to various employees of FedEx and its subsidiaries.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth for each named executive officer certain information about stock options exercised during the fiscal year ended May 31, 2006 and unexercised stock options held at the end of the fiscal year.

	Shares		Number of Shares Underlying Unexercised		Value of Unexercised In-the-Money Options
	Acquired on	Value	Options at FY-End		at FY-End(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
F.W. Smith	–	$–	2,525,000	712,500	$169,865,743	$24,210,938
D.J. Bronczek	88,489	6,577,285	355,381	141,650	22,296,322	4,954,719
A.B. Graf, Jr.	66,000	5,329,064	272,062	106,863	17,013,001	3,743,707
D.J. Sullivan	60,000	2,977,685	42,625	68,325	2,021,109	2,366,760
T.M. Glenn	–	–	222,062	106,863	13,173,721	3,743,707

(1)            If the shares were sold immediately upon exercise, the value realized upon exercise of an option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of exercise and the exercise price of the option.

(2)            The value of an unexercised in-the-money option at fiscal year-end is the difference between the fair market value of FedEx’s common stock on May 31, 2006 and the exercise price of the option. The value of unexercised in-the-money options, unlike the amounts set forth in the column “Value Realized,” has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of FedEx’s common stock on the date of exercise. An option is “in-the-money” if the fair market value of FedEx’s common stock exceeds the exercise price of the option. An option is “unexercisable” if it has not yet vested.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

In 2003, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal 2006 if FedEx achieved an aggregate earnings-per-share goal established by the Compensation Committee with respect to the three-fiscal-year period 2004 through 2006. Maximum bonuses were awarded under this plan for fiscal 2006 to all eligible participants, including executive officers, because FedEx’s performance substantially exceeded the plan goal for the three-fiscal-year period. The “LTIP Payouts” column in the Summary Compensation Table on page 21 sets out the amounts of such bonuses awarded to the named executive officers for fiscal 2006.

The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2005 through 2007, 2006 through 2008 and 2007 through 2009, providing cash bonus opportunities for fiscal 2007, 2008 and 2009, respectively, if certain earnings-per-share goals established by the Compensation Committee are achieved with respect to those periods. No amounts can be earned for the fiscal 2005 through 2007, 2006 through 2008 and 2007 through 2009 plans until 2007, 2008 and 2009, respectively, because achievement of the earnings-per-share goals can only be determined following the conclusion of the applicable three-fiscal-year period.

The following table sets forth estimates of the possible future payouts to each of the named executive officers under FedEx’s long-term performance bonus plans. Mr. Sullivan, who has announced that he will retire effective January 5, 2007, is eligible for payouts under each of the plans based on the proportion of the applicable three-fiscal-year period during which he was employed.

	Performance or Other Period	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	5/31/07	562,500	2,250,000	3,375,000
	5/31/08	625,000	2,500,000	3,750,000
	5/31/09	875,000	3,500,000	5,250,000
D.J. Bronczek	5/31/07	250,000	1,000,000	1,500,000
	5/31/08	250,000	1,000,000	1,500,000
	5/31/09	375,000	1,500,000	2,250,000
A.B. Graf, Jr.	5/31/07	187,500	750,000	1,125,000
	5/31/08	187,500	750,000	1,125,000
	5/31/09	300,000	1,200,000	1,800,000
D.J. Sullivan	5/31/07	150,000	600,000	900,000
	5/31/08	175,000	700,000	1,050,000
	5/31/09	250,000	1,000,000	1,500,000
T.M. Glenn	5/31/07	187,500	750,000	1,125,000
	5/31/08	187,500	750,000	1,125,000
	5/31/09	300,000	1,200,000	1,800,000

The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts, if the earnings-per-share goal achieved is less than target, up to maximum amounts, if the plan goal is substantially exceeded. There can be no assurance that the estimated future payouts shown in this table will be achieved.

PENSION PLAN TABLE

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). In 2006, the maximum compensation limit under a tax-qualified pension plan is $220,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and will continue to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. All eligible employees hired after May 31, 2003 are only eligible to participate in the Portable Pension Account feature.

Traditional Pension Benefit

The following table shows the estimated annual pension benefits, based on the traditional pension benefit formula, payable to participants upon normal retirement (age 60) on a single life annuity basis in specified remuneration classes and years of credited service under the Pension Plan and the Parity Plan. These plans (under the traditional pension benefit formula) generally provide 2% of the “average earnings” (as defined in the plans) during employment multiplied by years of credited service for benefit accrual up to 25 years. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

	Years of Service
Remuneration	20	25	30	35
$1,500,000	600,000	750,000	750,000	750,000
1,600,000	640,000	800,000	800,000	800,000
1,700,000	680,000	850,000	850,000	850,000
1,800,000	720,000	900,000	900,000	900,000
1,900,000	760,000	950,000	950,000	950,000
2,000,000	800,000	1,000,000	1,000,000	1,000,000
2,100,000	840,000	1,050,000	1,050,000	1,050,000
2,200,000	880,000	1,100,000	1,100,000	1,100,000
2,500,000	1,000,000	1,250,000	1,250,000	1,250,000
3,000,000	1,200,000	1,500,000	1,500,000	1,500,000
3,500,000	1,400,000	1,750,000	1,750,000	1,750,000
3,600,000	1,440,000	1,800,000	1,800,000	1,800,000
3,700,000	1,480,000	1,850,000	1,850,000	1,850,000
4,000,000	1,600,000	2,000,000	2,000,000	2,000,000
4,500,000	1,800,000	2,250,000	2,250,000	2,250,000
5,000,000	2,000,000	2,500,000	2,500,000	2,500,000

Covered compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers, and the remuneration specified in the preceding table, includes “Salary” and “Bonus” as reported in the Summary Compensation Table on page 21.

Portable Pension Account

For employees accruing benefits under the Portable Pension Account, the pension benefit accrued after May 31, 2003 is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age, service and eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55-64	6%
65-74	7%
75 or over	8%

On May 31, 2005, the sum of age plus years of service for the three named executive officers who elected the Portable Pension Account feature was as follows: Mr. Smith – 93; Mr. Graf - 76; and Mr. Bronczek - 79. Eligible compensation under the Portable Pension Account feature includes “Salary” and “Bonus” as reported in the Summary Compensation Table on page 21.

Interest credits are added to a participant’s Portable Pension Account benefit at the end of each fiscal quarter (August 31, November 30, February 28 and May 31). Interest credits are based on the total value of compensation and interest credits already received (the May 31 interest credit is added prior to the May 31 compensation credit) and the quarterly interest credit rate, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus .25% and (b) 1%. The quarterly interest credit rate, when compounded quarterly, cannot result, however, in an annual rate greater than the average 30-year Treasury rate for April of the preceding plan year. Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting rate for the plan year ended May 31, 2006 was 1.0825%. The quarterly interest-crediting rate for the plan year ending May 31, 2007 is 1.2416%.

Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance is payable to the participant in the form of an immediate or deferred lump sum payment or annuity.

Covered Compensation; Estimated Annual Benefits under Portable Pension Account

Under the traditional pension benefit, the covered compensation for the named executive officers is the average of the three calendar years of highest earnings during employment and, therefore, differs from the amounts shown as “Salary” and “Bonus” in the Summary Compensation Table on page 21. The covered compensation for each named executive officer is stated below, together with the years of credited service achieved to date under the traditional pension benefit. The table also shows the estimated annual pension benefits payable upon normal retirement (age 60), or at June 1, 2006 if the officer is past normal retirement age, under the Portable Pension Account feature to the three named executive officers that elected this feature.

	Traditional Pension Benefit		Portable Pension Account
Name	Covered Compensation	Years of Service	Estimated Annual Benefits(1)
F.W. Smith(2)	$3,681,824	31	$70,480
D.J. Bronczek(2)	1,918,906	27	196,952
A.B. Graf, Jr.(2)	1,720,027	23	146,325
D.J. Sullivan(3)	2,118,941	34	–
T.M. Glenn	1,541,752	25	–

(1)            Assumes a hypothetical retirement date of June 1, 2006 for Mr. Smith. For purposes of calculating the estimated annual benefit payable at normal retirement age (age 60) for Messrs. Bronczek and Graf, (a) all future years of earnings are assumed to be equal to calendar year 2005 earnings and (b) the quarterly interest credited to the Portable Pension Account is assumed to be 1.2416% for all future years. The Portable Pension Account notional balance of each officer has been converted to a single life annuity based on an interest rate of 5.06% and United States government-approved assumptions as to life expectancy.

(2)            Years of service used for the traditional pension benefit are frozen as of May 31, 2003; however, covered compensation is not frozen and the applicable officers will receive the benefits of any future compensation increases.

(3)            Information for Mr. Sullivan is shown as of his expected retirement date of January 5, 2007, and includes a year of credited service for fiscal 2007. Retirement benefits for Mr. Sullivan are based on a formula of 1.333% per year of service for service earned prior to June 1, 2000 (27.4167 years) and 2% per year of service after that date. Mr. Sullivan’s total annual benefit is limited to 50% of his covered compensation.

Lump Sum Distribution

Participants may elect to receive benefits accrued prior to December 31, 2004 under the Parity Plan as a single lump sum distribution. If a participant does not elect to receive a lump sum distribution, benefits accrued under the Parity Plan prior to December 31, 2004 will be paid as an annuity. As a result of changes in U.S. tax law, benefits accrued under the Parity Plan after December 31, 2004 must be paid to participants as a lump sum distribution. The table below sets forth the estimated present value of the lump sum pension benefit under the Parity Plan (both the traditional pension benefit and the Portable Pension Account benefit) that would be payable to each named executive officer if he elected to receive a lump sum distribution.

Estimated Present Value of Parity Plan
Name	Lump Sum Distribution(1)
F.W. Smith(2)	$22,875,901
D.J. Bronczek(3)	9,392,572
A.B. Graf, Jr.(3)	7,925,773
D.J. Sullivan(4)	12,531,985
T.M. Glenn(3)	6,565,914

(1)            FedEx pays the employment taxes attributable to the Parity Plan benefit on behalf of the participant, and reimburses the participant for any taxes resulting from such payment of employment taxes.

(2)            The present value of the traditional pension benefit is equal to the single life annuity payable as of a hypothetical retirement date of June 1, 2006, converted based on an interest rate of 5.06% and U.S. government-approved assumptions as to life expectancy. The present value of the Portable Pension Account benefit is equal to the notional account balance as of June 1, 2006.

(3)            The present value of the traditional pension benefit is equal to the single life annuity payable upon the earliest retirement date permitted under the Parity Plan (age 55) based upon the officer’s current covered compensation and years of credited service, converted based on an interest rate of 5.06% and U.S. government-approved assumptions as to life expectancy. The present value of the Portable Pension Account benefit for each of Messrs. Bronczek and Graf is equal to his notional account balance as of June 1, 2006.

(4)            The present value of Mr. Sullivan’s benefit is based on his estimated Parity Plan benefit as of his expected retirement date of January 5, 2007, and assumes (a) his calendar year 2006 earnings are the same as his calendar year 2005 earnings and (b) an additional year of credited service for fiscal 2007. The present value is equal to the single life annuity converted based on an interest rate of 5.06% and U.S. government-approved assumptions as to life expectancy.

CONSULTING AGREEMENT AND NON-COMPETITION AGREEMENT

Consulting Agreement

FedEx Ground has entered into a consulting agreement with Daniel J. Sullivan, who has announced that he will retire as President and Chief Executive Officer of FedEx Ground effective January 5, 2007. The terms and conditions of the consulting agreement with Mr. Sullivan are summarized below.

Term.   The term of the agreement begins on January 5, 2007 and ends on December 31, 2008. The agreement may be terminated earlier by either party upon 30 days’ prior written notice.

Services Provided.   Mr. Sullivan will provide consulting services with respect to the class-action lawsuits and other proceedings that claim that the company’s owner-operators should be treated as employees rather than independent contractors, including providing deposition and trial testimony as necessary. Mr. Sullivan will also provide advice on such other matters as are identified by FedEx’s Chairman, President and Chief Executive Officer or Executive Vice President, General Counsel and Secretary. Mr. Sullivan’s services will be limited to no more than 40 hours a month.

Payment for Services.   Mr. Sullivan will receive annual cash consideration equal to one-half of his fiscal 2006 annual base salary ($435,864). During the term of the agreement, FedEx Ground will also make available to Mr. Sullivan:

•                    Reasonable administrative assistance in connection with his performance of consulting services;

•                    Office space and equipment in connection with his performance of consulting services; and

•                    Corporate aircraft in connection with his performance of consulting services on terms consistent with use by FedEx executive management.

In addition, Mr. Sullivan will be reimbursed for reasonable and necessary out-of-pocket expenses incurred in the performance of his consulting services.

Indemnification.   FedEx Ground will indemnify Mr. Sullivan, in a manner consistent with FedEx’s indemnification practices for executive management, from any liabilities, losses or suits related to his performance of services.

Non-Competition Agreement

In connection with the acquisition of Caliber System, Inc., FedEx entered into a Confidentiality, Non-Solicitation and Non-Competition Agreement with Mr. Sullivan dated as of January 27, 1998. Pursuant to this agreement, as it was amended by a First Amendment to Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of April 3, 2000, Mr. Sullivan has agreed (i) during the term of his employment and for a period of 60 months thereafter, not to compete with FedEx in the express and non-express document and package delivery businesses (not including, however, the truckload and less-than-truckload freight businesses), (ii) during the term of his employment and for a period of 36 months thereafter, not to solicit any customer or otherwise materially interfere with the business or accounts of FedEx or solicit the employment or services of, or hire, any person who is, or was within the prior one-year period, engaged as an employee or consultant of FedEx and (iii) not to disclose any confidential information of FedEx. As consideration for the covenants set forth above, FedEx paid Mr. Sullivan a lump sum payment of $4,894,376.

REPORT ON EXECUTIVE COMPENSATION OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors, which is composed solely of independent directors, reviews and approves the compensation levels and programs for executive officers. With respect to the Chief Executive Officer, the Committee reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of these goals and objectives, and recommends to the Board of Directors for approval by its independent members the CEO’s compensation level based on this evaluation.

The Compensation Committee has retained an independent compensation consultant, who reports directly to the Committee. During fiscal 2006, the Committee met with the consultant to discuss current and future trends and issues in executive compensation and to review the competitiveness of the compensation structure and level of the named executive officers. The independent consultant also assisted the Committee in the development and review of performance measures, strategies and alternative compensation components for FedEx’s annual and long-term incentive compensation programs.

Overview of Executive Compensation Philosophy and Program

FedEx’s mission is to produce superior financial returns for stockholders by providing high value-added supply chain, transportation, business and related information services through focused operating companies. The Compensation Committee is committed to establishing and overseeing a compensation program for executive officers that furthers FedEx’s mission.

FedEx’s compensation program for executive officers consists of four key elements: (1) a base salary, (2) an annual incentive cash bonus plan, (3) a long-term incentive cash bonus plan, and (4) long-term equity incentives in the form of stock options and restricted stock. The executive officer compensation program is designed to:

•                    Attract, retain and develop highly qualified and experienced executive officers by paying them competitively, motivate them to contribute to FedEx’s success and reward them for their performance;

•                    Link a significant part of each executive officer’s compensation to short- and long-term corporate performance; and

•                    Further align executive compensation with stockholder interests by focusing executive officers on building stockholder value and encouraging and facilitating significant ownership of FedEx common stock by executive officers.

The Compensation Committee believes that FedEx’s compensation structure for executive officers promotes the best interests of FedEx and its stockholders. The program enables FedEx to attract and retain highly talented and productive executive officers, while ensuring that they are compensated in such a manner as to sustain and enhance long-term stockholder value.

Comparison Surveys

In its fiscal 2006 executive compensation review, the Compensation Committee considered compensation survey information published by two major consulting firms of general industry companies with annual sales in excess of $10 billion. The Committee believes that general industry is the appropriate comparison category in determining competitive compensation because FedEx’s executives can be recruited from, and by, businesses outside FedEx’s industry peer group.

Base Salary

The Compensation Committee annually reviews the base salaries of all executive officers, including the CEO. The primary objective in setting salaries is to establish a competitive base compensation for FedEx executive officers.

Base salaries for executive officers, including the CEO, are targeted at the 50th percentile of base salaries for comparable positions in the two comparison surveys. With respect to Mr. Smith’s base salary, the Compensation Committee also considers market survey data regarding projected base salary increases for chief executive officers of companies in the benchmark group. The base salary level of a particular executive officer, including the CEO, may be adjusted to recognize individual competencies, skills and contributions, varying levels of experience and responsibilities, individual performance, internal equity issues or the desire to retain a valuable executive. None of these factors is given any particular weight and the specific factors used may vary among individual executives. Mr. Smith sets the base salaries of the non-CEO executive officers, subject to the limits established by the Compensation Committee. Any annual base salary increase for Mr. Smith generally takes effect on July 16 of each year. Any annual base salary increases for the non-CEO executive officers generally take effect on July 1 of each year.

Mr. Smith’s base salary was increased in fiscal 2006 by 3.5%. His fiscal 2006 base salary was slightly below the market median of base salaries of chief executive officers in the comparison surveys.

In May 2006, the Compensation Committee approved ad hoc base salary increases for certain executive officers, including Mr. Smith, which took effect on June 1, 2006. The base salary increases for Mr. Smith and Mr. Graf were based upon recent executive market compensation data. The base salary increases for the other affected executive officers were based upon recently increased responsibilities or internal equity issues. In connection with this ad hoc salary adjustment, Mr. Smith’s annual base salary was increased by 2%.

Annual Incentive Cash Bonus Plans

The annual incentive cash bonus program reflects the Compensation Committee’s philosophy that:

•                    there should be a strong relationship between pay and corporate performance; and

•                    a significant portion of an executive officer’s compensation should be “at risk” (i.e., directly dependent upon the achievement of pre-established corporate and/or individual performance goals).

Chief Executive Officer

Mr. Smith’s annual bonus was determined by the achievement of corporate objectives for consolidated pre-tax income for fiscal 2006. The Compensation Committee could adjust this amount upward or downward based on its consideration of several factors, including: FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average and the Dow Jones Industrial Average; FedEx’s revenue and operating income growth relative to competitors; FedEx’s cash flow; FedEx’s return on invested capital; FedEx’s U.S. revenue market share; FedEx’s reputation rankings by various publications and surveys; and the Committee’s assessment of the quality and effectiveness of Mr. Smith’s leadership during fiscal 2006. None of these factors was given any particular weight by the Compensation Committee in determining whether to adjust Mr. Smith’s bonus amount. Mr. Smith’s annual bonus target for fiscal 2006 was 130% of his base salary, with a maximum payout of 300% of his target bonus.

Mr. Smith’s target annual bonus, combined with his base salary, has a 75th percentile target for total annual salary and bonus for chief executive officers in the comparison surveys.

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approved an annual bonus for Mr. Smith of $2,679,147 for fiscal 2006. Mr. Smith’s fiscal 2006 annual bonus, together with his base salary, was below the 75th percentile of total annual salary and bonus targeted for chief executive officers in the comparison surveys.

Non-CEO Executive Officers

FedEx Corporation executive vice presidents participated in the fiscal 2006 annual incentive cash bonus plan for headquarters employees. Under this plan, the annual bonus target for each executive was 90% of his or her base salary, with a maximum payout of 240% of the target bonus. A threshold payout of up to 30% of the target bonus was based on the achievement of individual objectives established at the beginning of the fiscal year for each executive. The achievement level of each executive’s individual objectives was based on Mr. Smith’s evaluation at the conclusion of fiscal 2006, which was reviewed by the Compensation Committee. The balance of the bonus payout was based on FedEx’s consolidated pre-tax income for fiscal 2006 and ranged, on a sliding scale, from a minimum amount if the plan’s pre-established consolidated pre-tax income threshold was achieved up to a maximum amount if such financial performance goal was substantially exceeded.

The president and chief executive officer of each of FedEx Express, FedEx Ground, FedEx Freight and FedEx Kinko’s participated in the fiscal 2006 annual incentive cash bonus plan sponsored by his respective company. The target annual bonus for the president and chief executive officer of FedEx Express was 100% of his base salary, with a maximum payout of 240% of his target bonus. The target annual bonus for the president and chief executive officer of each of FedEx Ground, FedEx Freight and FedEx Kinko’s was 80% of base salary, with a maximum payout of 240% of the target bonus. Under each of these plans, a threshold payout of up to 30% of the target bonus was based on the achievement of individual objectives established at the beginning of the fiscal year for each executive. The achievement level of each executive’s individual objectives was based on Mr. Smith’s evaluation at the conclusion of fiscal 2006, which was reviewed by the Compensation Committee. The balance of the bonus payout under each of the plans was based on each respective subsidiary’s operating income (30% of the target bonus) and FedEx’s consolidated pre-tax income (40% of the target bonus) for fiscal 2006 and ranged, on a sliding scale, from a minimum amount if the plan’s pre-established subsidiary operating income and FedEx’s consolidated pre-tax income thresholds were achieved up to a maximum amount if such financial performance goals were substantially exceeded.

Total annual salary and bonus for these executive officers (assuming achievement of all individual and corporate objectives as described above) is targeted at the 75th percentile of total annual salary and bonus for comparable positions in the comparison surveys utilized by the Compensation Committee.

Long-Term Incentive Cash Bonus Program

In keeping with the Compensation Committee’s philosophy of providing a total compensation package for executive officers that favors variable, at-risk components of pay based on corporate performance and stock price appreciation, long-term incentives comprise a significant component of an executive officer’s total compensation. The long-term incentives are in the form of a cash bonus opportunity and stock-based awards, which are discussed in more detail below. These incentives are designed to motivate and award executive officers for achieving long-term corporate financial performance goals and maximizing stockholder value. Long-term incentives also serve to encourage the long-term employment of key employees and executive officers.

In 2003, the Compensation Committee established a long-term incentive cash bonus plan for members of upper management, including executive officers. This plan provided a bonus opportunity following the conclusion of fiscal 2006 if FedEx achieved an aggregate earnings-per-share goal established by the Compensation Committee with respect to the three-fiscal-year period 2004 through 2006. Maximum bonuses were awarded under this plan for fiscal 2006 to all eligible participants because FedEx’s performance substantially exceeded the plan goal for the three-fiscal-year period.

The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2005 through 2007, 2006 through 2008 and 2007 through 2009, providing cash bonus opportunities for fiscal 2007, 2008 and 2009, respectively, if certain earnings-per-share goals are achieved with respect to those periods. The Long-Term Incentive Plans table on page 26 sets forth the estimated future payouts to the named executive officers under these plans if the three-fiscal-year earnings-per-share goals are achieved.

Long-Term Equity Incentives

The Compensation Committee believes that stock-based compensation aligns the interests of executive officers with stockholder interests by creating a direct link between compensation and stockholder return and gives the executive officers a significant, long-term interest in FedEx’s success. In addition, equity awards encourage and facilitate significant ownership of FedEx common stock by executive officers.

Under the terms of FedEx’s stock option plans, FedEx may grant options to key employees (as determined by the Compensation Committee) to purchase such number of shares of FedEx common stock as is determined by the Compensation Committee. All decisions to grant stock options are in the sole discretion of the Compensation Committee. In fiscal 2006, options for 3,259,335 shares of common stock were granted as long-term incentives to various key employees of FedEx, including executive officers.

Stock options granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Because the exercise price of stock options is equal to the “fair market value” (as defined in the plans) of FedEx’s common stock on the grant date, the options have value only if FedEx’s stock price appreciates from the value on the date the options were granted. This design has the effect of focusing executive officers on the enhancement of stockholder value over the long-term.

Under the terms of FedEx’s restricted stock plans, FedEx may award shares of restricted stock to key employees, including executive officers, as determined by the Compensation Committee. Shares of restricted stock awarded to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient and the Committee considers the amount paid in its determination of the recipient’s total compensation. In fiscal 2006, 233,939 shares of restricted stock were awarded to various key employees of FedEx, including executive officers.

Stock option and restricted stock awards are generally made on an annual basis to executive officers. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. The president and chief executive officer of FedEx Kinko’s received a special stock option grant and restricted stock award in February 2006 in connection with his promotion. Mr. Smith did not receive any restricted stock awards in fiscal 2006.

A primary factor that the Compensation Committee generally considers in determining the number of option shares and shares of restricted stock to award to executive officers is an individual’s position and level of responsibility. The Compensation Committee does not consider the stock option or common stock holdings of an executive officer, or any specific measures of corporate or individual performance, in determining the size of an option or restricted stock grant to that individual. The Committee generally designs the total annual base salary, bonus (assuming achievement of all individual and corporate objectives) and long-term incentive awards (stock option grants, restricted stock awards and cash bonus) of executive officers to be comparable with the 75th percentile of targeted total annual salary, bonus and long-term incentive compensation (cash and equity awards) for comparable positions in the comparison surveys.

Other factors that the Compensation Committee may consider with respect to the number of option shares and shares of restricted stock to award to an executive officer include: the promotion of an individual to a more senior position; a desire to retain a valued executive; a desire to recognize a particular officer’s contributions; the number of shares then available to be granted; and stockholder dilution. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Stock Ownership Goal

In order to encourage significant stock ownership by FedEx’s senior management and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has adopted a stock ownership goal for senior officers that is included in FedEx’s Corporate Governance Guidelines. With respect to executive officers, the stock ownership goal is that within four years after being appointed to his or her position:

•                    the Chief Executive Officer own at least 100,000 shares of FedEx common stock; and

•                    each other executive officer own at least 30,000 shares of FedEx common stock.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the executive should consider retaining (but is not required to do so) “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options.

As of July 31, 2006, each person who had been an executive officer for over four years met the stock ownership goal established by the Board.

Other Benefits

Executive officers are eligible to receive certain perquisites offered by FedEx, including financial counseling and tax preparation services, personal use of corporate aircraft and, pursuant to FedEx’s executive security policy, personal security and other services, including home security systems and monitoring. Executive officers also receive tax reimbursement payments relating to certain perquisites. The Compensation Committee believes that the perquisites provided to executive officers are reasonable and consistent with the overall executive compensation program. These benefits help FedEx retain highly effective leaders and allow them to operate more productively.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the four other highest-paid executive officers to $1,000,000 per year, unless the compensation is “qualified performance-based compensation” or qualifies under certain other exceptions. The Compensation Committee designs certain components of executive compensation to ensure full deductibility. The Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Mr. Smith’s base salary is not designed to meet the requirements of Section 162(m) and, therefore, is subject to the $1,000,000 deductibility limit. FedEx’s equity compensation plans satisfy the requirements of Section 162(m) with respect to stock options, but not with respect to restricted stock awards. Accordingly, compensation recognized by the five highest-paid executive officers in connection with stock options is fully deductible, but compensation with respect to restricted stock awards is subject to the $1,000,000 deductibility limit. FedEx’s annual and long-term incentive cash bonus plans do not meet all of the conditions for qualification under Section 162(m). Compensation received by the five highest paid executive officers under these plans is subject, therefore, to the $1,000,000 deductibility limit.

Conclusion

The Compensation Committee believes FedEx’s executive officer compensation policies and programs effectively serve the best interests of FedEx and its stockholders. The various components of executive officer compensation have been deliberately crafted to attract and retain highly qualified and effective executive officers and to motivate them to substantially contribute to FedEx’s future success for the benefit of stockholders.

Compensation Committee Members
Philip Greer – Chairman
James L. Barksdale
August A. Busch IV
Charles T. Manatt
Paul S. Walsh

CHANGE-IN-CONTROL ARRANGEMENTS

Stock Option and Restricted Stock Plans

FedEx’s stock option plans provide that, in the event of a change of control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable. This right continues, with respect to holders whose employment with FedEx terminates following a change of control, for a period of twelve months after such termination or until the option’s expiration date, whichever is sooner.

FedEx’s restricted stock plans provide that, in the event of a change of control (as defined in the plans), depending on the change of control event, the restricted shares will either be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of restricted shares held, or the restrictions applicable to any such shares will immediately lapse.

Management Retention Agreements

FedEx has entered into Management Retention Agreements (“MRAs”) with each of its executive officers, including the named executive officers. The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term.   Each MRA renews annually for consecutive two-year terms, unless FedEx gives six months’ prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period.   Upon a change of control, the MRA immediately establishes a three-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

Compensation.   During the three-year employment period, the executive officer receives base salary (no less than his highest base salary over the twelve-month period prior to the change of control), annual bonus (no less than his average annual bonus over the three-year period prior to the change of control), incentive, savings and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination.   The MRA terminates immediately upon the executive officer’s death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, the officer receives 180 days’ prior notice of termination. FedEx also may terminate the officer’s MRA for “cause.”

Benefits for Qualifying Terminations.   A “Qualifying Termination” is a termination by FedEx other than for cause, disability or death or by the officer “for good reason” (principally relating to assignment of duties inconsistent with the officer’s position and reductions in compensation).

In the event of a Qualifying Termination, the executive officer will receive: (1) a lump sum cash payment equal to three times his annual compensation, which includes his base salary, target annual bonus and target long-term incentive compensation; and (2) a lump sum cash payment equal to the excess of the benefit that would be accrued under FedEx’s pension and parity plans based on an additional 36 months of age and service over what was actually earned as of the date of termination.

For a period ending on the earliest of (i) 36 months following the termination date, (ii) the commencement of equivalent benefits from a new employer, or (iii) the date on which the executive officer reaches age 60, FedEx agrees to keep in force each plan and policy providing medical, accidental death, disability and life coverage to the officer and his dependents with the same level of coverage and the same terms as each policy and plan in effect immediately prior to the termination date.

FedEx agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer from FedEx that triggers certain excise taxes.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his termination, he will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 1993, 1995, 1997, 1999 and 2002 Stock Incentive Plans, as amended, and FedEx’s Incentive Stock Plan, as amended. Although options are still outstanding under the 1993 and 1995 plans, no shares are available under these plans for future grants.

Equity Compensation Plans Not Approved by Stockholders

FedEx’s 1997 and 2001 Restricted Stock Plans, as amended, were approved by the Board of Directors, but were not approved by the stockholders. Under the terms of these plans, key employees may receive restricted shares of common stock as determined by the Compensation Committee. Only treasury shares may be issued under these plans. Restrictions on the shares typically expire over four years from the award date. Holders of restricted shares are entitled to vote the shares and to receive any dividends paid on the shares.

In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber’s deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units are payable in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2006 with respect to compensation plans under which shares of FedEx common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	16,959,711	(1)	$61.19	8,810,279	(2)
Equity compensation plans not approved by stockholders	12,585	(3)	N/A	264,605	(4)
Total	16,972,296		$61.19	9,074,884

(1)            Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock option plans. This number does not include: (a) 139,815 shares of common stock issuable upon exercise of outstanding options granted under plans assumed by FedEx in acquisitions; (b) 8,920 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.; and (c) 46,971 shares of common stock issuable under stock credit plans assumed by FedEx in the Caliber acquisition. The weighted average exercise price of outstanding options granted under option plans assumed in acquisitions as of May 31, 2006 was $20.67.

FedEx cannot make any additional awards under these assumed plans, but additional FedEx common stock equivalent units may be issued to current participants under the assumed stock credit plans pursuant to dividend equivalent rights.

(2)            Includes 7,998,267 option shares available for future grants under FedEx’s stock option plans and 812,012 shares available for future restricted stock grants under FedEx’s Incentive Stock Plan, as amended.

(3)            Represents shares of FedEx common stock issuable pursuant to the deferred compensation plan assumed by FedEx in the Caliber acquisition as described on page 40.

(4)            Represents the number of shares available for future grants under FedEx’s 1997 and 2001 Restricted Stock Plans, as amended. Only treasury shares may be issued under these plans.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on FedEx’s common stock during the last five fiscal years with the Standard & Poor’s 500 Composite Index and the Dow Jones Transportation Average during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in FedEx’s common stock and in each of the foregoing indices on May 31, 2001, and assumes the reinvestment of all dividends. The graph depicts the change in the value of FedEx’s common stock relative to the indices as of the end of each fiscal year and not for any interim period. Historical stock performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Return
(FedEx, S&P 500 Composite Index and Dow Jones Transportation Average)

	Fiscal Year Ended May 31,
	2001	2002	2003	2004	2005	2006
FedEx Corporation	$100	$135	$161	$185	$226	$277
S&P 500 Composite Index	100	86	79	94	101	110
Dow Jones Transportation Average	100	94	86	104	128	168

PROPOSAL 2 – AMENDMENTS TO FEDEX’S CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

The Board of Directors recommends that FedEx’s Amended and Restated Certificate of Incorporation, as amended, and Restated Bylaws be amended to remove all supermajority voting requirements. FedEx’s Certificate of Incorporation and Bylaws currently require an 80% supermajority vote of outstanding shares of FedEx common stock for the following actions:

•                    Approving certain business combinations with greater-than-10% stockholders, unless (i) the transaction is approved by a majority of the disinterested directors, or (ii) the stockholders receive a “fair price” and other procedural requirements are met (the “fair price provision”);

•                    Amending or repealing the fair price provision or the requirements in FedEx’s Certificate of Incorporation and Bylaws that (i) stockholder action be taken at a duly called annual or special meeting, and (ii) special meetings be called only by the Board of Directors; and

•                    Dividing the Board into classes with staggered terms.

The Board’s proposal, if adopted, would reduce the stockholder approval threshold for these actions to a simple majority of outstanding shares, subject to Section 203 of the Delaware General Corporation Law.

At the 2005 annual meeting of FedEx’s stockholders, the stockholders approved a proposal requesting that simple majority voting be required on all matters for which stockholders vote. The purpose of the proposal was to eliminate all supermajority voting requirements from FedEx’s Certificate of Incorporation and Bylaws. Although the proposal was not binding, the Board of Directors and its Nominating & Governance Committee have reexamined the arguments for and against supermajority voting provisions and concluded that it is in the best interests of FedEx’s stockholders to remove all supermajority voting requirements in FedEx’s Certificate of Incorporation and Bylaws.

The Board of Directors still believes that these supermajority voting requirements provide some protection against self-interested actions by one or a few large stockholders and encourage persons making unsolicited bids for FedEx to negotiate with the Board. However, the Board recognizes growing public sentiment that elimination of the requirements would increase the Board’s accountability to stockholders. In light of corporate governance trends and growing public sentiment, the Board of Directors has determined that the requirements should now be eliminated. Accordingly, the Board has approved and recommends that FedEx’s stockholders approve the removal of Articles Fifth and Sixth of FedEx’s Certificate of Incorporation and certain amendments to Articles Eighth and Twelfth of FedEx’s Certificate of Incorporation and Article VIII of FedEx’s Bylaws. Attached to this proxy statement as Appendix B is a marked version of Articles Fifth, Sixth, Eighth and Twelfth of FedEx’s Certificate of Incorporation and Article VIII of FedEx’s Bylaws, which reflects the proposed changes (the “Simple Majority Vote Amendments”).

Fair Price Provision

Article Fifth of FedEx’s Certificate of Incorporation requires the affirmative vote of at least 80% of the outstanding shares of FedEx common stock to approve certain business combinations, including certain mergers, consolidations, security issuances, reclassifications, recapitalizations, liquidations, dissolutions or sales, leases, exchanges, mortgages, pledges or transfers of a specified portion of assets, involving us or any subsidiary and the beneficial owner of more than 10% of FedEx’s outstanding voting stock (a “related person”), unless either (i) the business combination is approved by a majority of the directors who are not affiliated with the related person and who were directors before the related person became a related person (the “continuing directors”), or (ii) the stockholders receive a “fair price” for their holdings and other procedural requirements are met. In addition, under Article Sixth of FedEx’s Certificate of Incorporation, if the business combination is not approved by a majority of the continuing directors, it must be approved by the affirmative vote of at least a majority of voting stock that is not owned by the related person.

The Simple Majority Vote Amendments would repeal Articles Fifth and Sixth of FedEx’s Certificate of Incorporation. If Articles Fifth and Sixth are eliminated, then under Delaware law the holders of only a majority of outstanding voting stock generally would be required to approve the business combinations described above, subject to the following exception. If the transaction constitutes a “business combination” within the meaning of Section 203 of the Delaware General Corporation Law involving a person owning 15% or more of FedEx’s voting stock (referred to as an “interested stockholder”), then the transaction could not be completed for a period of three years after the time the person became an interested stockholder, unless (i) the Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owned at least 85% of FedEx’s outstanding voting stock (excluding shares owned by persons who are directors and officers of the company and shares owned by certain employee benefit plans of FedEx), or (iii) the business combination was approved by the Board and by the affirmative vote of at least 66 2/3% of FedEx’s outstanding voting stock not owned by the interested stockholder.

Stockholder Action

Article Twelfth of FedEx’s Certificate of Incorporation and Sections 5 and 11 of Article II of FedEx’s Bylaws provide that: (i) any action required or permitted to be taken by the company’s stockholders must be effected at a duly called annual or special meeting and may not be effected by a written consent of the stockholders, and (ii) special meetings of stockholders may be called only by a majority of the entire Board. Article Eighth and Article Twelfth of FedEx’s Certificate of Incorporation currently require the affirmative vote of at least 80% of the outstanding shares of FedEx common stock in order to amend or repeal (i) either of the above-described provisions of Article Twelfth and Sections 5 and 11 of Article II of FedEx’s Bylaws, or (ii) any other provision of Article Eighth, which sets forth certain powers of the Board of Directors. The Simple Majority Vote Amendments would eliminate these supermajority voting requirements of Articles Eighth and Twelfth of FedEx’s Certificate of Incorporation.

Classified Board

Article VIII of FedEx’s Bylaws currently requires the affirmative vote of at least 80% of the outstanding shares of FedEx common stock in order to amend the Bylaws for the purpose of dividing the Board of Directors into classes with staggered terms. The Simple Majority Vote Amendments would eliminate this supermajority voting requirement.

Vote Required for Approval

The affirmative vote of at least 80% of the outstanding shares of FedEx common stock will be required for approval of the Simple Majority Vote Amendments. Abstentions will have the same effect as votes against the proposal.

If the Simple Majority Vote Amendments are approved by our stockholders, the Board of Directors will restate FedEx’s Amended and Restated Certificate of Incorporation, as amended, and Restated Bylaws to reflect the Simple Majority Vote Amendments, and the resulting Second Amended and Restated Certificate of Incorporation (reflecting the Simple Majority Vote Amendments) will be executed, acknowledged, filed and recorded in accordance with the Delaware General Corporation Law.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is attached to this proxy statement as Appendix C.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of FedEx’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2006, including a discussion of, among other things: (i) the acceptability and quality of the accounting principles; (ii) the reasonableness of significant accounting judgments and critical accounting policies and estimates; (iii) the clarity of disclosures in the financial statements; and (iv) the adequacy and effectiveness of FedEx’s financial reporting procedures and internal control structure, including FedEx’s disclosure controls and procedures and internal control over financial reporting, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2006, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States), including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also reviewed and discussed with the independent registered public accounting firm their audit of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm those disclosures and other matters relating to the firm’s independence.

The Audit Committee discussed with FedEx’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 11, 2006, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2006, and with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of FedEx’s internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee Members
John A. Edwardson – Chairman
J. Kenneth Glass
Joshua I. Smith
Peter S. Willmott

The foregoing Report on Executive Compensation of the Compensation Committee of the Board of Directors, Stock Performance Graph and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent FedEx specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2006 and 2005:

	2006	2005
Audit fees	$12,594,000	$14,168,000
Audit-related fees	486,000	466,000
Tax fees	370,000	1,438,000
All other fees	20,000	27,000
Total	$13,470,000	$16,099,000

•                     Audit Fees.   Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

•                     Audit-Related Fees.   Represents fees for assurance services related to the audit of FedEx’s financial statements. The fees for fiscal 2006 and 2005 include fees primarily for benefit plan audits.

•                     Tax Fees.   Represents fees for professional services provided primarily for domestic and international tax compliance and advice. Tax compliance and preparation fees totaled $34,000 and $649,000 in fiscal 2006 and 2005, respectively.

•                     All Other Fees.   Represents fees for products and services provided to FedEx not otherwise included in the categories above. The amounts shown for fiscal 2006 and 2005 include fees for online technical resources. The amount shown for fiscal 2005 also includes fees for international operational audit services.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP audited FedEx’s annual financial statements for the fiscal year ended May 31, 2006. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2007. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor. The Policy on Engagement of Independent Auditor is available on FedEx’s Web site at http://ir.fedex.com/governance/Auditor_Policy.cfm.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

The FedEx Executive Vice President and Chief Financial Officer will approve any hire who was employed during the preceding three years by the independent registered public accounting firm, and will annually report all such hires to the Audit Committee.

Vote Required For Ratification

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal 2007. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4 – STOCKHOLDER PROPOSAL: GLOBAL WARMING REPORT

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the Free Enterprise Action Fund, 12309 Briarbush Lane, Potomac, Maryland 20854, the beneficial owner of 111 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Global Warming Report

Resolved: The shareholders request the Board of Directors to report on the scientific and economic analyses relevant to FedEx’s environmental policy concerning greenhouse gases, omitting proprietary information and at reasonable cost.

This report should discuss the:

1.               Specific scientific data and studies relied on to formulate FedEx’s greenhouse gas policy.

2.               Extent to which FedEx believes human activity will significantly alter global climate, whether such change is necessarily undesirable and whether a cost-effective strategy for mitigating any undesirable change is practical.

3.               Estimates of costs and benefits to FedEx of its greenhouse gas policy.

Supporting Statement:

FedEx’s main responsibility is to create shareholder value. Company policy should be based on sound scientific and economic analyses and not appeasement of external activist groups. Policy based on faulty analyses or external pressure may reduce shareholder value.

Calls to mitigate alleged manmade climate change rely on suppositions that manmade greenhouse gas (GHG) emissions significantly impact global climate; that such climate change will necessarily be undesirable; and that cost-effective action can mitigate undesirable climate change.

Climate varies significantly because of natural causes. [National Academy of Sciences (NAS), Natural Climate Variability on Decade-to-Century Time Scales, 1995.] Twentieth century temperature trends do not correlate well with concurrent trends in manmade GHG emissions.

Mathematical models attempting to forecast climate change resulting from manmade GHG emissions have not been validated against historical climate data [NAS, Reconciling Observations of Global Temperature Change, 2000.] No existing model forecasts climate with certainty [NAS, Radiative Forcing of Climate Change: Expanding the Concept and Addressing Uncertainties, 2005.]

Warm periods are associated with human development and prosperity. The Vikings thrived in Greenland until the 14th century cold period called the “Little Ice Age,” when they abandoned settlements because of encroaching sea ice. The Little Ice Age persisted until the 19th Century and immediately preceded the current warming trend. [NAS 1995.]

The Kyoto Protocol’s mandatory GHG emission reductions may “avoid” just 0.07 degrees Centigrade of warming through 2050 at an estimated cost of as much as 2% of GDP per year. [United Nations, Third Assessment Report, 2001.]

The U.S. Senate has rejected mandatory limits on manmade GHG emissions as being too costly relative to uncertain benefits.

FedEx says it is committed to minimizing GHG emissions from its operations and products.

FedEx is purchasing new hybrid electrically-powered trucks and blocks of so-called “renewable energy” to reduce GHG emissions. Such purchases may cost more than conventional trucks and energy without providing commensurate benefits to the Company or the environment.

FedEx supports or cooperates with activist groups that advocate mandatory GHG emissions limits, including Environmental Defense and World Resources Institute.

Laws and regulations limiting GHG emissions are expected to increase energy costs. FedEx acknowledges in its 2005 Annual Report that higher fuel costs can adversely impact operating income.

FedEx’s direct or indirect support for mandatory GHG regulation could harm shareholder value without providing any benefit to the environment.”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption would not be in the best interests of our stockholders.

We certainly agree that our main responsibility is to create shareholder value. The purpose (and, we believe, the effect) of our environmental policy decisions is precisely to fulfill that responsibility. While our environmental initiatives have the effect of protecting the environment and advancing the cause of environmental advocates who share our belief in effective environmental and business policy, we undertake the initiatives for business reasons. Not only are the initiatives good for the environment, they are in the best interests of FedEx and our stockholders.

As described in our environmental policy statement, we are committed to using innovations and technologies to minimize atmospheric emissions (including greenhouse gases). We reduce greenhouse gases by increasing our fuel and energy efficiency, thereby reducing our fuel and energy usage. For example:

•                    The FedEx Express OptiFleet E700 hybrid electric vehicle not only decreases particulate emissions by over 90 percent and decreases greenhouse gas emissions by over 25 percent, but also increases fuel economy by over 40 percent.

•                    In August 2005, we opened California’s then largest corporate solar electric system atop the FedEx Express regional hub in Oakland. Besides being environmentally friendly, the Oakland solar project is intended to reduce our long-term costs for energy in California and hedge against future increases in energy costs. To date, this solar electric system has provided over 900,000 kilowatt hours of renewable energy generated by sunlight.

•                    We are modernizing our aircraft fleet – for example, retiring and replacing older Boeing 727s with newer aircraft – which will have the effect of not only reducing greenhouse gas emissions and airport noise, but also increasing our jet fuel efficiency.

We must purchase large quantities of fuel and other forms of energy to operate our aircraft, vehicles and facilities, and the price and availability of fuel and other traditional energy sources can be unpredictable and beyond our control. Moreover, we believe that more stringent governmental regulation of greenhouse gas emissions and energy efficiency is possible, if not likely. In anticipation of potential price increases, supply shortages or disruptions and regulatory requirements, we owe our stockholders a duty to be proactive in finding opportunities to reduce our reliance on fuel and other traditional energy sources – by increasing our energy efficiency and exploring the use of alternative energy sources.

In sum, this proposal is unnecessary, as all of our environmental policy decisions are already intended to promote and protect the economic future of FedEx and our stockholders and employees, and we do not believe that FedEx’s resources are best spent preparing and publishing a “global warming report” on the extent to which “human activity will significantly alter global climate.” Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 5 – STOCKHOLDER PROPOSAL: MAJORITY VOTING FOR DIRECTOR ELECTIONS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“RESOLVED: That the shareholders of FedEx Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

STATEMENT OF SUPPORT: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support FOR this important director election reform.”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee oppose this proposal because the proposed change is unnecessary and has the potential to disrupt FedEx’s highly effective corporate governance processes. Moreover, making this fundamental change right now would be premature.

The proposed change is unnecessary.   The system of plurality voting, which the proponent seeks to replace, has long been the accepted system among major U.S. companies, and the rules governing plurality voting are well known and understood. Plurality voting for director elections also continues to be the default system under Delaware law and most other state corporate laws. In June 2006, the American Bar Association’s Committee on Corporate Laws made official its decision to retain the default system of plurality voting in the ABA’s Model Business Corporation Act, to which lawmakers in many states (other than Delaware) refer in drafting state corporate laws. Given the practical issues raised by implementation of the majority voting concept, the ABA Committee concluded that it would be “unwise to change the statutory plurality default rule” to a majority vote standard.

Using the longstanding plurality-voting standard, our stockholders have always elected extremely qualified and experienced directors with the highest level of personal and professional ethics, integrity and values. All but two of FedEx’s fourteen director nominees qualify as independent under the Board’s director independence standards, which are stricter than applicable legal requirements. FedEx’s Audit and Compensation Committees and its Nominating & Governance Committee, which is responsible for recommending our director nominees, are each composed entirely of independent directors. It is also worth noting that no FedEx Corporation director has ever received less than 80% of the total votes cast, so the proposed change would not have had any effect on the composition of FedEx’s Board of Directors.

The proposed change would raise difficult issues and have potentially disruptive consequences.   Existing provisions of Delaware law would prevent this proposal from achieving its intended goal of electing directors by a majority vote and removing directors who do not receive a majority vote. Under Delaware law, a director serves until a successor is elected and qualified, and a director may only be removed by a majority vote of the stockholders. Therefore, even if this proposal is adopted, an incumbent director who does not receive a majority vote will nonetheless continue to hold office because no successor will have been elected. Likewise, a new director nominee who does not receive a majority vote will cause an incumbent director not standing for election to hold over until the next election of directors. Of course, an unelected “holdover” director could resign, but then the Board of Directors would be responsible for appointing someone to fill the resulting vacancy. Having the Board appoint directors is less democratic than having stockholders elect them by plurality vote.

Using a majority vote standard for director elections would effectively transform an abstention or withheld vote into a vote against a Board nominee, and this may not be the intent of each stockholder. It is worth noting that in June 2006 the Proxy Working Group of the New York Stock Exchange recommended amending NYSE rules to eliminate broker discretionary voting in director elections. Currently, NYSE rules permit a broker to vote the shares it holds on behalf of the beneficial holder of the shares on routine matters, such as uncontested director elections, if the broker does not receive voting instructions from the beneficial owner within a specified time period. Elimination of this broker discretionary vote would significantly reduce the number of votes cast in favor of directors in uncontested elections. As a result, a sizeable withhold vote could prevent a director from receiving the support of a majority of votes cast and thus from being elected under a majority voting standard. If this proposal is adopted and especially if the NYSE’s recommended amendment is approved, we might need to implement costly vote-getting strategies, even in routine elections, to ensure director nominees obtain the required vote. The Board does not believe such increased spending would be an optimal use of company funds.

The Board also believes this proposal would foster contested elections, which would expose our stockholders to additional unnecessary expense and uncertainty. Contested elections would also hamper the Board’s efforts to attract and retain the best director candidates, who typically have many opportunities to serve as directors of other large public companies with plurality voting systems. In addition, the proposed change might impair stockholders’ ability to elect their favored director candidate in a contested election if a higher threshold than a plurality vote is required.

Making the proposed change now would be premature.   Governmental entities, scholars and corporations, including FedEx, continue to research the desirability and mechanics of implementing a change to the voting standard for director elections. We recognize that over the past year several companies have voluntarily initiated various changes in their director election requirements. A consensus has not yet developed, however, as to the most workable solution.

We will continue to monitor developments and be prepared to take whatever action is appropriate to further our longstanding commitment to first-rate corporate governance. At this point in time, however, we believe that the proposed change would raise many difficult issues and perhaps have unintended, unforeseen, unnecessary and potentially harmful consequences for our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

OTHER MATTERS

FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of this proxy statement and the 2006 Annual Report to Stockholders, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report or proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our annual report or proxy statement for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of this proxy statement or the 2006 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of future annual reports or proxy statements, please contact Computershare as indicated above. A separate copy of this proxy statement and the 2006 Annual Report will be delivered promptly upon request.

Beneficial stockholders who are not record holders can request information about householding from their banks, brokers or other holders of record.

Stockholder Proposals for 2007 Annual Meeting

Stockholder proposals intended to be presented at FedEx’s 2007 annual meeting must be received by FedEx no later than April 16, 2007 to be eligible for inclusion in FedEx’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2007 annual meeting, including nominations of director candidates, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2007 annual meeting of stockholders, our Bylaws require notice to be provided to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120, as early as May 28, 2007 but no later than June 27, 2007. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

By order of the Board of Directors,

CHRISTINE P. RICHARDS
Secretary

APPENDIX A

FedEx Corporation

STANDARDS OF DIRECTOR INDEPENDENCE

A director will be considered “independent” only if the Board affirmatively determines that the director has no direct or indirect “material relationship” with FedEx, other than as a director. In making its independence determinations, the Board will broadly consider all relevant facts and circumstances. In addition, the Board will assume that each of the following relationships is not a “material relationship” and therefore will not, by itself, prevent a director from being considered “independent”:

•                    Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•                    Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•                    Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

•                    Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

•                    Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

•                    Indebtedness. A director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

•                    Charitable Contributions. A director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home.

A-1

If the Board determines that a director who has a relationship with FedEx that does not satisfy the above categorical standards is nonetheless “independent,” the Board will disclose the basis for such determination in FedEx’s annual proxy statement.

The Board will continue to monitor the applicable independence requirements of the New York Stock Exchange and any other law and will ensure that these standards of director independence continue to be consistent with those requirements. Directors have an affirmative obligation to inform the Board of any changes in their circumstances or relationships that may impact their designation by the Board as “independent.”

A-2

APPENDIX B

PROPOSED AMENDMENTS TO FEDEX’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND RESTATED BYLAWS

Proposed Amendments to Certificate of Incorporation

ARTICLE FIFTH: ~~Certain Business Combinations~~

~~1.    Higher Vote for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph 2 of this ARTICLE FIFTH, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (the “Voting Stock”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~2.    When Higher Vote is Not Required. The provisions of paragraph 1 of this ARTICLE FIFTH shall not be applicable to a particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law and other provisions of this Amended and Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (A) or (B) are met:~~

~~(A)   Approval by Directors. The Business Combination has been approved by a majority of the Continuing Directors (as hereinafter defined).~~

~~(B)   Price and Procedure Conditions. All of the following conditions shall have been met:~~

~~(1)   The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

~~(i)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer’s fees) paid by the Related Person for any shares of Common Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (b) in the transaction in which it became a Related Person, whichever is higher; or~~

~~(ii)   the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in this ARTICLE FIFTH as the “Determination Date”), whichever is higher; or~~

~~(2)   The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this-paragraph 2(B)(2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Related Person has previously acquired any shares of a particular class of Voting Stock):~~

~~(i)    (if applicable) the highest per share price (including any broker commissions, transfer taxes and soliciting dealers’ fees), paid by the Related Person for any shares of such class or series of Voting Stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became a Related Person, whichever is higher;~~

~~(ii)   (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and~~

~~(iii)  the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~

~~(3)   The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class of Voting Stock. If the Related Person has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration given for such class or series of Voting Stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.~~

~~(4)   No Extraordinary Event (as hereinafter defined) shall have occurred after the Related Person became a Related Person and prior to the consummation of the Business Combination.~~

~~(5)   A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).~~

~~3.    Certain Definitions. For purposes of this ARTICLE FIFTH:~~

~~(A)   A “person” shall mean any individual, firm, corporation or other entity.~~

~~(B)   The term “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person or any other corporation (whether or not itself a Related Person which is, or after such transaction would be, an Affiliate (as hereinafter defined) of a Related Person:~~

~~(1)   the merger or consolidation of the Corporation or any subsidiary of the Corporation; or~~

~~(2)   the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate Fair Market Value of $5,000,000 or more;~~

~~(3)   the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or that subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or~~

~~(4)   the adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or~~

~~(5)   the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or~~

~~(6)   any agreement, contract or other arrangement providing directly or indirectly for the foregoing.~~

~~(C)   The term “Related Person” shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) which:~~

~~(1)   is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock, or~~

~~(2)   is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or~~

~~(3)   is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~(D)   A person shall be a “beneficial owner” of any Voting Stock:~~

~~(1)   which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~(2)   which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(3)   which are beneficially owned, directly or indirectly by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~For the purposes of determining whether a person is a Related Person pursuant to subparagraph (C) of this paragraph 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (D) of this paragraph 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~(E)   The term “Continuing Director” shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.~~

~~(F)   “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on August 1, 1984.~~

~~(G)  The term “Extraordinary Event” shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of the Continuing Directors:~~

~~(1)   any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred or Preference Stock; or~~

~~(2)   any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or~~

~~(3)   any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification, (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or~~

~~(4)   any Related Person shall become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which resulted in such Related Person becoming a Related Person; or~~

~~(5)   the receipt by the Related Person, after such Person has become a Related Person, of a direct or indirect benefit (except proportionately as a shareholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.~~

~~(H)   “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.~~

~~(I)    In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs B(1) and (2) of paragraph 2 of this ARTICLE FIFTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~4.    Powers of the Board of Directors. A majority of all Continuing Directors shall have the power to make all determinations with respect to this ARTICLE FIFTH, on the basis of information known to them after reasonable inquiry, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the number of shares of Voting Stock owned by any person, the time at which a Related Person becomes a Related Person and the Fair Market Value of any assets, securities or other property, and any such determinations of such Directors shall be conclusive and binding.~~

~~5.    No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this ARTICLE FIFTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.~~

~~6.    Amendment or Repeal. The affirmative vote of the holders of not less than 80% of the total voting power of the Voting Stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this ARTICLE FIFTH.~~     [Repealed]

ARTICLE SIXTH: ~~In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Amended and Restated Certificate of Incorporation, unless the Business Combination (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation) has been approved by a majority of the Continuing Directors (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation), a Business Combination with or upon a proposal by a Related Person (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation) shall require the affirmative vote of the holders of not less than a majority of the Voting Stock (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation) beneficially owned by stockholders other than such Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.~~

~~The affirmative vote of the holders, other than the Related Person proposing the amendment, repeal or adoption of any provision inconsistent with this ARTICLE SIXTH, of not less than a majority of the Voting Stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this ARTICLE SIXTH.~~     [Repealed]

* * * * * * * * * * * *

ARTICLE EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. ~~Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 5 and 11 of Article II of the By-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this ARTICLE EIGHTH.~~

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

* * * * * * * * * * * *

ARTICLE TWELFTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. ~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this ARTICLE TWELFTH.~~

* * * * * * * * * * * *

Proposed Amendments to Bylaws

ARTICLE VIII.   AMENDMENTS

Subject to the provisions of the certificate of incorporation of the corporation, these bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the board of directors. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, Sections 1 and 2 of Article III herein shall not be altered, amended or repealed for the purpose of dividing the board of directors into classes with staggered terms and no provision inconsistent therewith shall be adopted for such purpose without the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these bylaws to the contrary, the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal the preceding sentence of this Article VIII.

APPENDIX C

FedEx Corporation

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to:

•                    Oversee the independent auditor’s qualifications, independence and performance, and preapprove all audit and allowable non-audit services to be provided by the independent auditor;

•                    Assist Board oversight of (i) the integrity of the Company’s financial statements and other financial information; (ii) the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting; (iii) the performance of the Company’s internal auditors; and (iv) the Company’s compliance with legal and regulatory requirements; and

•                    Prepare the audit committee report required to be included in the Company’s annual proxy statement.

Membership

The Audit Committee shall consist of such number of members of the Board of Directors as shall be appointed by the Board from time to time, but in no event shall the Committee consist of fewer than three members. The Board of Directors shall designate the Chairperson of the Committee. The Board of Directors may change the membership of the Committee at any time.

The members of the Committee shall meet the applicable independence and qualification requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, including all rules and regulations thereunder, as well as any other legal requirements applicable to Committee members.

Functions, Powers and Responsibilities

The Audit Committee shall:

Independent Auditor

1.    Be directly responsible for, and have the sole authority with respect to, the appointment, retention, replacement, compensation, evaluation and oversight of the Company’s independent auditor (including resolution of any disagreements between management and the independent auditor), which will report directly to the Committee. The Committee may consult with management, but shall not delegate these responsibilities.

2.    Preapprove, in accordance with applicable law, all audit and allowable non-audit services to be provided by the independent auditor, and oversee the disclosure of information related to the categories of services provided by, and fees paid to, the independent auditor. The Committee shall approve any audit or non-audit service to be provided by the independent auditor within one year prior to the commencement of such service.

3.    Review and discuss, prior to the filing of an audit report with the Securities and Exchange Commission, a report from the independent auditor regarding (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management.

4.    Receive and review, at least annually, a report from the independent auditor describing (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits performed by the independent auditor, and any steps taken to address any such issues; and (iii) all relationships between the independent auditor and the Company.

5.    Annually evaluate, and report to the Board of Directors with respect to, the qualifications, performance and independence of the independent auditor and the lead audit partner.

6.    Review and discuss with the independent auditor (i) the scope and results of each independent audit of the Company (including any difficulties encountered by the auditor and any significant disagreements with management), (ii) any related management letter, and (iii) management’s responses to recommendations made or difficulties encountered by the independent auditor in connection with the audit.

Internal Auditors

7.    Review the appointment and replacement, and annually review the performance, of the senior internal auditing executive.

8.    Periodically review and discuss with the independent auditor the organizational structure, responsibilities, budget and staffing of the internal audit department.

9.    Review the annual audit plan of the internal audit department and the results of any audits that are significant to the Company’s system of internal controls and management’s responses to such reports.

Financial Reporting

10.  Review and discuss with management and the independent auditor the Company’s quarterly and annual financial reports, including management’s discussion and analysis of financial condition and results of operations, any certification, report, opinion or review rendered by the independent auditor in connection with such reports and any communications required by professional standards between the independent auditor and the Committee prior to the public release of such information.

11.  Recommend to the Board of Directors whether the audited annual financial statements should be included in the Company’s Annual Report on Form 10-K.

12.  Review and discuss with management and the independent auditor (i) significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements and other public reports, including the Company’s selection and application of significant accounting principles; (ii) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (iii) the development, selection and disclosure of critical accounting policies and estimates; (iv) the effect of financial reporting and accounting initiatives and any related party or off-balance sheet transactions on the Company’s financial statements; and (v) any analyses prepared by management or the independent auditor of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

13.  Review and discuss generally with management the types of information to be disclosed and the types of presentations to be made in the Company’s earnings press releases and in any financial information and earnings guidance provided by the Company to analysts and rating agencies.

Internal Control Structure

14.  Review, and discuss with management, the independent auditor and the senior internal auditing executive, the adequacy and effectiveness of the Company’s (i) financial reporting procedures, and (ii) internal control structure, including its disclosure controls and procedures and internal control over financial reporting (including any material weaknesses, significant deficiencies or significant changes to internal controls).

15.  Review and discuss with management, the independent auditor and the senior internal auditing executive the Company’s annual internal control report and the independent auditor’s attestation to such report.

Risk Assessment and Risk Management

16.  Review and discuss with management (i) the guidelines and policies that govern the processes by which the Company assesses and manages its exposure to risk, and (ii) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Code of Business Conduct & Ethics

17.  Periodically review the accounting- and auditing-related portions of the Company’s Code of Business Conduct & Ethics and recommend any proposed changes to the Nominating & Governance Committee of the Board of Directors.

Other

18.  Prepare the audit committee report required to be included in the Company’s annual proxy statement.

19.  Periodically review the Company’s policy for hiring employees and former employees of the Company’s current and former independent auditors.

20.  Periodically review the Company’s procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

21.  Meet separately, periodically, with management, with the senior internal audit executive (and other members of the internal audit staff, as appropriate) and with the independent auditor.

22.  Discuss with the Company’s General Counsel or his designees any legal matters that may have a material impact on the Company’s financial statements or compliance policies relating to accounting or auditing matters.

23.  Have the authority, to the extent the Committee deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors and to approve each such advisor’s fees and other retention terms.

24.  Determine the appropriate funding for and direct the payment by the Company of (i) compensation to the independent auditor, (ii) compensation to any independent legal, accounting or other advisors retained by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

25.  Annually review the Committee’s own performance, and report the results of such review to the Board of Directors.

26.  Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

27.  Report regularly to the Board of Directors on matters within the scope of the Committee, as well as any special issues that merit the attention of the Board.

28.  Perform such other duties required by law or otherwise as are necessary or appropriate to oversee the integrity of the Company’s accounting and financial reporting practices, or as the Board of Directors may from time to time direct.

Amended May 27, 2005

2006 Annual Meeting of

FedEx Corporation Stockholders

Monday, September 25, 2006

10:00 a.m. local time

Tennessee Grand Ballroom at the Hilton Hotel

939 Ridge Lake Boulevard

Memphis, Tennessee 38120

If you wish to attend the annual meeting in

person, you will need to bring this Admission

Ticket with you.

— PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. —

Annual Meeting Proxy Card	123456	C0123456789	12345

☐	Please mark this box with an X if your address has changed and print the new address below.

A  The Board of Directors recommends a vote FOR the listed nominees and Proposals 2 and 3.

1. Election of Directors.

☐ To Vote FOR All Nominees ☐ To WITHHOLD Vote From All Nominees		01 - ☐	02 - ☐	03 - ☐	04 - ☐	05 - ☐
		06 - ☐	07 - ☐	08 - ☐	09 - ☐	10 - ☐
☐ For All Except -	To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box to the right from the corresponding nominee list on the reverse side.	11 - ☐	12 - ☐	13 - ☐	14 - ☐

	For	Against	Abstain
2. Approval of Amendments to Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements.	☐	☐	☐	Mark this box if you would like your name to be disclosed with your vote and comments, if any.	☐

3. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐	Mark this box if you leave comments below.	☐

The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

	For	Against	Abstain
4. Stockholder Proposal Regarding Global Warming Report.	☐	☐	☐

5. Stockholder Proposal Regarding Majority Voting For Director Elections.	☐	☐	☐

B  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐

0101821	10UPX	COY

Admission Ticket

FedEx Corporation

Annual Meeting of Stockholders

Monday, September 25, 2006

10:00 a.m. local time

Hilton Hotel

Tennessee Grand Ballroom

939 Ridge Lake Boulevard

Memphis, Tennessee 38120

Please present this Admission Ticket and a valid, government-issued photo identification (such as a driver’s license or a passport) for admission to the meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs,

placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

This Admission Ticket is not transferable.

Proxy Solicited on Behalf of the Board of Directors of FedEx Corporation

for the Annual Meeting of Stockholders, September 25, 2006

The undersigned hereby constitutes and appoints Christine P. Richards and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in the Tennessee Grand Ballroom at the Hilton Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee 38120, on Monday, September 25, 2006, at 10:00 a.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 5 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in any benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a plan trustee or record holder on the voting of shares held in your account, your instructions must be received by September 20, 2006. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants.

Election of Directors – Nominees:

01 - James L. Barksdale	02 - August A. Busch IV	03 - John A. Edwardson	04 - Judith L. Estrin	05 - J. Kenneth Glass
06 - Philip Greer	07 - J.R. Hyde, III	08 - Shirley A. Jackson	09 - Steven R. Loranger	10 - Charles T. Manatt
11 - Frederick W. Smith	12 - Joshua I. Smith	13 - Paul S. Walsh	14 - Peter S. Willmott

This proxy when properly executed will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5. The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5.

In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Ms. Richards and Mr. Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)			To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. There is NO CHARGE to you for the call.	•	Go to the following Web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, however, you will need to bring the Admission Ticket attached to this proxy card with you.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on September 24, 2006.

THANK YOU FOR VOTING